EXHIBIT 4.5 CONEXANT SYSTEMS, INC. RETIREMENT SAVINGS PLAN (As Amended and Restated as of April 1, 2006) TABLE OF CONTENTS

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1.390	GlobespanVirata Plan	12
1.400	GlobespanVirata Plan Merger	12
1.410	GlobespanVirata Plan Merger Date	12
1.420	Hardship	12
1.430	Highly Compensated Employee	13
1.440	Highly Compensated Employee Group	13
1.450	Hour of Service	13
1.460	Hourly Savings Plan	15
1.470	Hourly Savings Plan Merger	15
1.480	Hourly Savings Plan Merger Date	15
1.490	Intersil Plan	15
1.500	Investment Fund(s)	15
1.510	Layoff	15
1.520	Leased Employee	15
1.530	Mindspeed	16
1.540	Mindspeed Distribution	16
1.550	Mindspeed Employee	16
1.560	Mindspeed Plan	16
1.570	Mindspeed Stock Fund	16
1.580	Named Fiduciary	16
1.590	Non-Highly Compensated Employee	16
1.600	Non-Highly Compensated Employee Group	16
1.610	Normal Retirement Date	16
1.620	Participant	17
1.630	Participant Contributions	17
1.640	Plan	17
1.650	Plan Administrator	17
1.660	Plan Committee	17
1.670	Plan Year	17
1.680	Post-Tax Contribution Account	17
1.690	Post-Tax Contributions	17
1.700	Pre-Tax Contribution Account	17
1.710	Pre-Tax Contributions	18
1.720	Reemployment Commencement Date	18
1.730	Rollover Account	18
1.740	Rollover Contributions	18
1.750	Severance Date	18
1.760	Skyworks Plan	18
1.770	Skyworks Stock Fund	19
1.780	Supplemental Post-Tax Contributions	19
1.790	Supplemental Pre-Tax Contributions	19
1.800	Transfer Contributions	19
1.810	Trust Agreement	19
1.820	Trust Fund	19
1.830	Trustee	19
1.840	Valuation Date	19
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1.850	Vesting Service	19
1.860	Virata Plan	19
1.870	Washington	19
1.880	Wireless Employee	19
1.890	Wireless Transaction	20

ARTICLE II:	PARTICIPATION AND CONTRIBUTIONS	20
2.010	Participation	20
2.020	Basic Contributions	20
2.030	Supplemental Contributions	21
2.040	Changes Between Pre-Tax and Post-Tax Contributions	22
2.050	Catch-Up Pre-Tax Contributions	22
2.060	Company Matching Contributions	23
2.070	Company Match With Vesting Contributions	25
2.080	Company Profit Sharing Contributions	26
2.090	Company Profit Sharing With Vesting Contributions	27
2.100	Transfer Contributions and Rollover Contributions	27

ARTICLE III:	CONTRIBUTION LIMITATIONS	29
3.010	Limitations on Employee Contributions	29

ARTICLE IV:	PLAN INVESTMENTS	36
4.010	Investment Elections	36
4.020	Participant Contributions, Rollover Contributions and Transfer Contributions Invested in Conexant Stock Fund B at the Time of the Wireless Transaction Through June 3, 2004	37
4.030	Participant Contributions, Rollover Contributions and Transfer Contributions Invested in Conexant Stock Fund B at the Time of the Mindspeed Distribution Through June 3, 2004	37
4.040	Fund Transfers - Participant Contributions, Rollover Contributions and Transfer Contributions through June 3, 2004	37
4.050	Fund Transfers - Company Matching Contributions and Company Profit Sharing Contributions through June 3, 2004	38
4.060	Fund Transfers - Participant Contributions, Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions, Company Profit Sharing With Vesting Contributions, Rollover Contributions and Transfer Contributions	39
4.070	Participant’s Accounts	40
4.080	Valuation and Participant Statements	41

ARTICLE V:	EMPLOYMENT TERMINATION BENEFITS	42
5.010	Vesting	42
5.020	Crediting of Service	44
5.030	Application of Vesting Service to a Participant’s Account following a Break in Vesting Service	44
5.040	Forfeitures and Reinstatements	45
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5.050	Retirement, Death, Layoff, Etc	47
5.060	Minimum Distributions for 2003 and Thereafter	48
5.070	Form of Distributions to Retiring Participants	52
5.080	Termination of Employment or Severance From Employment	53
5.090	Participant’s Consent to Distribution of Benefits	54
5.100	Transfer of Distribution Directly to Eligible Retirement Plan	54

ARTICLE VI:	WITHDRAWALS AND LOANS	55
6.010	Withdrawals from Accounts by Participants under Age 59 1/2	55
6.020	Withdrawals from Accounts by Participants over Age 59 1/2	56
6.030	Hardship Withdrawals from Pre-Tax Contribution Accounts	56
6.040	Allocation of Withdrawals Among Investment Funds, Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund	57
6.050	Loans	57
6.060	Transfers to Certain Affiliated Company Plans	58
6.070	Transfer of Distribution or Withdrawal to Eligible Retirement Plan	58

ARTICLE VII:	DEATH BENEFITS	59
7.010	Designation of a Beneficiary	59
7.020	Payment to a Beneficiary	59

ARTICLE VIII:	TRUST AGREEMENT	59
8.010	Establishment of Trust Fund	59
8.020	Investment Funds of the Trust	60
8.030	Trustee’s Powers and Authority	60
8.040	Statutory Limits	60
8.050	Duty of Trustee as to Common Stock in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund	60
8.060	Rights in the Trust Fund	62
8.070	Taxes, Fees and Expenses of the Trustee	62

ARTICLE IX:	ADMINISTRATION	63
9.010	General Administration	63
9.020	Plan Committee	63
9.030	Plan Committee Records	63
9.040	Funding Policy	64
9.050	Allocation and Delegation of Duties Under the Plan	64
9.060	Plan Committee Powers	64
9.070	Plan Administrator	64
9.080	Reliance Upon Documents and Opinions	65
9.090	Requirement of Proof	65
9.100	Limitation on Liability and Indemnification	65
9.110	Mailing and Lapse of Payments	66
9.120	Non-Alienation	66
9.130	Notices and Communications	67
9.140	Company Rights	67
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9.150	Payments on Behalf of Incompetent Participants or Beneficiaries	67

ARTICLE X:	PARTICIPANT CLAIMS	67
10.010	Requirement to File Claim	67
10.020	Appeal of Denied Claim	68

ARTICLE XI:	AMENDMENT, MERGERS, TERMINATION, ETC	68
11.010	Amendment	68
11.020	Transfer of Assets and Liabilities	68
11.030	Merger Restriction	69
11.040	Suspension of Contributions	69
11.050	Discontinuance of Contributions	69
11.060	Termination	69

ARTICLE XII:	STATUTORY LIMITATIONS	69
12.010	Annual Limits of Participant’s Account Increases	69
12.020	Limits as to Combined Plans	70
12.030	Combining Similar Plans	71

ARTICLE XIII:	TOP HEAVY PROVISIONS	71
13.010	Definitions	71
13.020	Application of this Article	74

ARTICLE XIV:	MISCELLANEOUS	75
14.010	Benefits Payable only from Trust Fund	75
14.020	Requirement for Release	75
14.030	Transfers of Stock	75
14.040	Qualification of the Plan	75
14.050	Interpretation	75
14.060	Military Service	75

Appendix A      Procedures, Terms and Conditions of Loans

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PREAMBLE

The Plan was amended and restated effective as of November 1, 2001.

The Plan was further amended to reflect certain changes required in connection with the Wireless Transaction (see Section 1.890) effective as of June 25, 2002.

The Plan was further amended to reflect certain changes in connection with the Mindspeed Distribution (see Section 1.540) effective as of June 27, 2003, except as otherwise herein provided.

The Plan was further amended on February 25, 2004 to exclude GlobespanVirata Plan employees from participating in the Plan until such participation in the Plan was administratively feasible. Such amendment was reversed by the June 4, 2004 amendment, as discussed below.

Effective as of April 1, 2004, the Conexant Systems, Inc. Hourly Employees’ Savings Plan was merged with and into the Plan and all undistributed account balances and liabilities (including outstanding loan balances) associated therewith were transferred to the Plan. The Plan was also amended to reflect changes required by § 411(d)(6) of the Code and to make certain other clarifying changes.

Effective as of June 4, 2004, the GlobespanVirata, Inc. Retirement Savings Plan was merged with and into the Plan and, effective as of June 4, 2004 all undistributed account balances and liabilities (including outstanding loan balances) associated therewith were transferred to the Plan. All salaried GlobespanVirata employees became eligible to participate in the Plan. In addition, effective as of June 4, 2004, the Plan was amended, among other things to: (1) establish a vesting schedule for all Plan Participants who become Participants on or after June 4, 2004, for Company matching contributions and Company profit sharing contributions made to the Plan on or after June 4, 2004 (such new contribution types to be named Company Match With Vesting Contributions and Company Profit Sharing With Vesting Contributions); (2) provide that Company Match With Vesting Contributions and Company Profit Sharing With Vesting Contributions will be made in cash only and will be invested in the same Investment Funds and in the same percentages as the Participants’ Contributions are invested; (3) permit Company Matching Contributions and Conexant Profit Sharing Contributions made prior to June 4, 2004 in the form of shares of the Company’s common stock in Conexant Stock Fund A of the Plan to be immediately reinvested by Plan Participants in other Investment Funds of the Plan; (4) increase the percentage of Pre-Tax and Post-Tax Contributions which may be matched under the Plan by Company Match With Vesting Contributions; (5) change the loan provisions of the Plan to permit loans from a Participant’s total vested Account; and (6) remove references to the American Stock Exchange as the stock exchange on which Mindspeed common stock is traded because such stock now trades on the Nasdaq Stock Market.

The Plan was amended and restated effective as of March 28, 2005 to: (1) remove the requirement of one year of marriage before an individual is considered to be a spouse beneficiary under the Plan; (2) reduce the mandatory cash-out threshold from $5,000 to $1,000; and (3)  reorder certain plan provisions for ease of reference.

For Plan provisions prior to March 28, 2005, please consult earlier versions of the Plan.

ARTICLE I: DEFINITIONS

1.010    Accounts means a Participant’s Pre-Tax Contribution Account, Post-Tax Contribution Account, Catch-up Pre-Tax Contribution Account, Company Matching Contribution Account, Company Match With Vesting Contribution Account, Company Profit Sharing Contribution Account, Company Profit Sharing With Vesting Contribution Account, and Rollover Account.

1.020    Actual Contribution Percentage means, for each of the Highly Compensated Employee Group and the Non-Highly Compensated Employee Group, the average of each such Group’s percentages, calculated separately for each Participant in such Group, which is obtained by dividing the amount of Company Matching Contributions and/or Company Match With Vesting Contributions determined under Sections 2.060 and 2.070 and the amount of Post-Tax Contributions each Participant has elected for the relevant Plan Year pursuant to Sections 2.020(b) and 2.030(b) by the Participant’s Compensation for that Plan Year. The Actual Contribution Percentage will be calculated to the nearest .01%. The Actual Contribution Percentage is calculated using the prior year testing method.

1.030    Actual Contribution Percentage Limit means the maximum Actual Contribution Percentage permitted for each Plan Year for Highly Compensated Employee Group Participants and will be that percentage amount which does not exceed the greater of:

(a)	the Actual Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

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(b)	the lesser of:

(1)	an amount which does not exceed the Actual Contribution Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points; or

(2)	the Actual Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash-or-deferred arrangement or matching contributions, both as defined in § 401(m)(4) of the Code, or employee contributions, are made, such other plan will be deemed to be part of this Plan for the purpose of determining the Actual Contribution Percentage Limit with respect to that Participant.

The Plan will take into account the Actual Contribution Percentage of all Eligible Employees for purposes of the Actual Contribution Percentage Limit. For this purpose, an Eligible Employee is an Employee who is, directly or indirectly, eligible to receive Company Matching Contributions and/or Company Match With Vesting Contributions or to make Post-Tax Contributions, including an Employee who would be eligible for Company Matching Contributions and/or Company Match With Vesting Contributions but for his or her failure to make required Pre-Tax Contributions and an Employee whose right to receive Company Matching Contributions and/or Company Match With Vesting Contributions or to make Post-Tax Contributions has been suspended because of an election not to participate. In the case of an Eligible Employee who does not receive Company Matching Contributions and/or Company Match With Vesting Contributions or who did not make Post-Tax Contributions, the Actual Contribution Percentage that is to be included in determining the Actual Contribution Percentage Limit is zero.

A Company Matching Contribution and/or Company Match With Vesting Contribution or a Post-Tax Contribution will be taken into account under the Actual Contribution Percentage Limit for a Plan Year only if it is made on account of the Eligible Employee’s receipt of a Company Matching Contribution and/or Company Match With Vesting Contribution or of a deferral of Post-Tax Contributions for the Plan Year and is contributed to the Trust Fund before the last day of the twelve-month period immediately following the Plan Year to which the Company Matching Contributions, Company Match With Vesting Contributions or Post-Tax Contributions relate and is allocated within the Plan Year to which the Company Matching Contributions, Company Match With Vesting Contributions or Post-Tax Contributions relate. Qualified Matching Contributions (as defined in Section 3.010(c)(1)(ii)) which are used to meet the requirements of

§ 401(k)(3)(A) of the Code are not taken into account. The Actual Contribution Percentage Limit will be calculated to the nearest .01%.

1.040    Actual Deferral Percentage means, for the Highly Compensated Employee Group and the Non-Highly Compensated Employee Group, the average of each such Group’s percentages, calculated separately for each Participant in such Group, which is obtained by dividing the amount of Pre-Tax Contributions each Participant has elected for the relevant Plan Year pursuant to Sections 2.020(a) and 2.030(a) by the Participant’s Compensation for that Plan Year. Catch-Up Pre-Tax Contributions deferred in accordance with Section 2.050 are not included in the calculation of the Actual Deferral Percentage. The Actual Deferral Percentage will be calculated to the nearest .01%. The Actual Deferral Percentage is calculated using the prior year testing method.

1.050    Actual Deferral Percentage Limit means the maximum Actual Deferral Percentage permitted for each Plan Year for Highly Compensated Employee Group Participants and will be that percentage amount which does not exceed the greater of:

(a)	the Actual Deferral Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

(b)	the lesser of:

(1)	an amount which does not exceed the Actual Deferral Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points; or

(2)	the Actual Deferral Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash-or-deferred arrangement or matching contributions, both as defined in § 401(m)(4) of the Code, or employee contributions, are made, such other plan will be deemed to be part of this Plan for the purpose of determining the Actual Deferral Percentage Limit with respect to that Participant.

The Plan will take into account the Actual Deferral Percentage of all Eligible Employees for purposes of the Actual Deferral Percentage Limit. For this purpose, an Eligible Employee is any Employee who is, directly or indirectly, eligible to make Pre-Tax Contributions, including an Employee whose right to make Pre-Tax Contributions has been suspended because of an election not to participate. In the case of an Eligible

Employee who does not make Pre-Tax Contributions, the Actual Deferral Percentage that is to be included in determining the Actual Deferral Percentage Limit is zero.

A Pre-Tax Contribution deferred under Sections 2.020(a) and 2.030(a) will be taken into account under the Actual Deferral Percentage Test only if it related to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election under Sections 2.020(a) and 2.030(a)) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year (but for the deferral election).

A Pre-Tax Contribution deferred under Sections 2.020(a) and 2.030(a) will be taken into account under the Actual Deferral Percentage Limit for a Plan Year only if it is contributed to the Trust Fund before the last day of the twelve-month period immediately following the Plan Year to which the contribution relates. A Pre-Tax Contribution is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation or performance after such date. The Actual Deferral Percentage Limit will be calculated to the nearest .01%.

1.060    Administrative Committee means the committee appointed by the Plan Committee and assigned responsibility under the Plan. The Administrative Committee has been assigned responsibilities under Sections 1.420, 6.030, 9.050, 9.080 and 9.090.

1.070    Affiliated Company means Conexant Systems, Inc. and:

(a)	any corporation incorporated under the laws of one of the states of the United States of America of which Conexant owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock, or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of § 1563 of the Code);

(b)	any partnership or other business entity organized under such laws, of which Conexant owns, directly or indirectly, eighty percent (80%) or more of the voting power, or eighty percent (80%) or more of the total value (all within the meaning of § 414(c) of the Code); and

(c)	any other company deemed to be an Affiliated Company by Conexant’s Board of Directors.

1.080    Alpha means Alpha Industries, Inc., a Delaware corporation, and its affiliates and successors, including, following the Wireless Transaction, Skyworks Solutions, Inc.

1.090    Base Compensation means a Participant’s Compensation during any Plan Year, not in excess of One Hundred and Seventy Thousand Dollars ($170,000) (or such larger sum as may be established pursuant to § 401(a)(17) of the Code for any calendar year and effective for the first Plan Year which begins with or within such calendar year) including lump sum merit awards, any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective employer contributions pursuant to a qualified cash-or-deferred arrangement under a cafeteria plan meeting the requirements of § 125 of the Code. Base Compensation will not include compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation (including, but not limited to lump sum payments for unused vacation) or compensation on the hourly payroll.

For Plan Years beginning after December 31, 2001, Base Compensation means a Participant’s Compensation during any Plan Year, not in excess of Two Hundred Thousand Dollars ($200,000) (or such larger sum as may be established pursuant to § 401(a)(17) of the Code for any calendar year and effective for the first Plan Year that begins with or within such calendar year), including lump sum merit awards, any amount which would be paid to the Participant absent elections under Sections 2.020(a), 2.030(a) and 2.050 or an election to make elective employer contributions pursuant to a qualified cash-or-deferred arrangement under a cafeteria plan meeting the requirements of § 125 of the Code. Base Compensation will not include compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation (including, but not limited to lump sum payments for unused vacation) or compensation on the hourly payroll.

Base Compensation will not include any amounts that, in accordance with § 415 of the Code, are treated as being paid to a Participant after such Participant’s severance from employment, except that (a) payments that would have been made to the Participant absent a severance from employment and that are compensation for services rendered, and (b) payments that are for accrued bona fide sick, vacation, or other leave, as long as the Participant would have been eligible to use the leave if employment had continued, will be included in Base Compensation as long as such payments are made within two-and-a-half (2½) months following the Participant’s severance from employment.

1.100    Basic Post-Tax Contribution means an amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s elections under Sections 2.020(b) and 2.030(b).

1.110    Basic Pre-Tax Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s elections under Sections 2.020(a) and 2.030(a).

1.120    Beneficiary means one or more persons or trusts designated by a Participant pursuant to Article VII; provided, however, that, in the case of a Participant who has been married for a one (1) year period and who dies prior to complete distribution of his or her Accounts, the Beneficiary will be deemed to be the Participant’s spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written designation of a person or persons other than such spouse as Beneficiary or Beneficiaries. Such written designation must be accompanied by a written consent of the Participant’s spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under § 417(a)(2) of the Code. Such written consent (which must be witnessed by a notary public who is not an Employee) will be on a form furnished to the Participant by the Plan Administrator and will acknowledge the effect of such consent. In the event the Participant has a new spouse to whom he or she has been married for a one (1) year period, the designation of the prior spouse will be void and the new spouse will be deemed to be the Participant’s Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse.

Effective as of March 28, 2005, Beneficiary means one or more persons or trusts designated by a Participant pursuant to Article VII; provided, however, that, in the case of a Participant who is married and who dies prior to complete distribution of his or her Accounts, the Beneficiary will be deemed to be the Participant’s spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written designation of a person or persons other than such spouse as Beneficiary or Beneficiaries. Such written designation must be accompanied by a written consent of the Participant’s spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under § 417(a)(2) of the Code. Such written consent (which must be witnessed by a notary public who is not an Employee) will be on a form furnished to the Participant by the Plan Administrator and will acknowledge the effect of such consent. In the event the Participant has a new spouse, the designation of the prior spouse will be void and the new spouse will be deemed to be the Participant’s Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse.

1.130    Board of Directors means the Board of Directors of Conexant; provided, however, that any action or determination under Sections 1.070, 1.180, 1.340, 2.060, 2.080, 11.010 and 11.060 may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.140    Break in Vesting Service means a twelve-consecutive-month period beginning on an Employee’s Severance Date or any anniversary thereof in which the Employee is not credited with an Hour of Service. Notwithstanding the foregoing, if an individual is absent from work because of a “maternity/paternity leave” beyond the first anniversary of the individual’s Severance Date, the twelve-consecutive-month period beginning on the Employee’s Severance Date will constitute a Break in Vesting Service. For purposes of this subsection, “maternity/paternity leave” means a leave of absence:

(a)	by reason of the pregnancy of the individual;

(b)	by reason of the birth of a child of the individual;

(c)	by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

(d)	for purposes of caring for a child for a period beginning immediately following such birth or placement.

1.150    Catch-Up Pre-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Catch-Up Pre-Tax Contributions, as adjusted for gains or losses related thereto. For all purposes under the Plan, catch-up pre-tax contributions transferred from the Hourly Savings Plan will be included in the Catch-Up Pre-Tax Contribution Account and will be treated as Catch-Up Pre-Tax Contributions are treated under the Plan.

1.160    Catch-Up Pre-Tax Contributions means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant’s elections under Section 2.050.

1.170    Code means the Internal Revenue Code of 1986, as from time to time amended.

1.180    Company means Conexant Systems, Inc., a Delaware corporation, and any other entity to which the Board of Directors has extended this Plan.

1.190    Company Match With Vesting Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Company Match With Vesting Contributions, as adjusted for gains or losses related thereto. For all purposes under the Plan, except as otherwise indicated, company matching contributions transferred from the GlobespanVirata Plan into: (a) the GlobespanVirata Plan Prior Company Monies Account (which includes the following accounts as entitled in the GlobespanVirata Plan: (w) AT& T Company Match; (x) Discretionary Non-Elective Contribution Account; (y) Partial Term ER Discretionary Contribution Account; and (z) Partial Term ER Match Contribution Account); (b) into the GlobespanVirata Plan Matching Contribution Account (which includes the following accounts as entitled in the GlobespanVirata Plan: (y) Basic Employer Matching Contribution Account; and (z) Discretionary Employer Matching Contribution Account); and (c) the GlobespanVirata Plan Match Account (which includes the following account as entitled in the GlobespanVirata Plan: Virata Employer Matching Contribution Account) will be included in the Company Match with Vesting Contribution Account and will be treated as Company Match with Vesting Contributions are treated under the Plan.

1.200    Company Match With Vesting Contributions means the contributions made to the Trust Fund by the Company or an Affiliated Company pursuant to the provisions of Section 2.070.

1.210    Company Matching Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Company Matching Contributions, as adjusted for gains or losses related thereto. For all purposes under the Plan, company matching contributions transferred from the Hourly Savings Plan will be included in the Company Matching Contribution Account and will be treated as Company Matching Contributions are treated under the Plan.

1.220    Company Matching Contributions means the contributions made to the Trust Fund by Conexant or an Affiliated Company pursuant to the provisions of Section 2.060.

1.230    Company Profit Sharing Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Company Profit Sharing Contributions, as adjusted for gains or losses related thereto.

1.240    Company Profit Sharing Contributions means the contributions made to the Trust Fund by Conexant or an Affiliated Company pursuant to the provision of Section 2.080.

1.250    Company Profit Sharing With Vesting Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Company Profit Sharing With Vesting Contributions, as adjusted for gains or losses related thereto.

1.260    Company Profit Sharing With Vesting Contributions means the contributions made to the Trust Fund by the Company or an Affiliated Company pursuant to the provisions of Section 2.090.

1.270    Compensation means the compensation of a Participant as defined in § 414(s) of the Code.

1.280    Conexant means Conexant Systems, Inc., a Delaware corporation.

1.290    Conexant Stock Fund A means the fund established by the Trustee for receipt and holding of Company Matching Contributions and Company Profit Sharing Contributions.

1.300    Conexant Stock Fund B means an Investment Fund established by the Trustee.

1.310    Disabled means the Participant is determined to be disabled by a physician approved by the Company.

1.320    Effective Date means January 1, 1999.

1.330    Eligibility Computation Period means each twelve-consecutive-month period beginning with an Employee’s Employment Commencement Date and each anniversary thereof.

1.340    Eligible Employee means any Employee (including any officer) employed on a salary or weekly payroll of an Affiliated Company, or on the salary or weekly payroll of a division, plant, office or location of an Affiliated Company, to which the benefits of the Plan have been extended by the Board of Directors who was hired (and advised he or she was hired) directly by the Company as a regular employee and who performs regular employment services directly for the Company. An Eligible Employee will not include any director of the Company not otherwise so employed, nor any person not otherwise so employed who is compensated by special fees or pursuant to a special contract or arrangement, or on a commission basis, nor any person covered by a collective bargaining agreement which does not provide for participation in the Plan. The terms “Eligible Employee” and “Eligible Employees” as used in the Plan will not include any individuals who work, or who were hired to work, or who were advised that they work:

(a)	as independent contractors or employees of independent contractors;

(b)	as temporary employees, regardless of the length of time that they work at the Company;

10

(c)	through a temporary placement agency, job placement agency, or other third party; or

(d)	as part of an employee leasing arrangement between the Company and any third party.

For the purposes of this Plan, the exclusions described above will remain in effect even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. Such individuals will not be retroactively permitted to participate in the Plan.

Notwithstanding any other provision of the Plan to the contrary, no employee of the Company or one of its subsidiaries who was employed by GlobespanVirata, Inc. or one of its subsidiaries immediately prior to the merger of Concentric Sub, Inc. with and into GlobespanVirata, Inc. (the “Merger”) and no employee of GlobespanVirata, Inc. or one of its subsidiaries from and after the Merger will be eligible to participate in the Plan, until such time as is determined by the Board of Directors of the Company, provided that such time is no later than January 1, 2005.

Effective as of June 4, 2004, employees of the Company or one of its subsidiaries who are employed by GlobespanVirata, Inc. or one of its subsidiaries immediately prior to the Merger and employees of GlobespanVirata, Inc. or one of its subsidiaries from and after the Merger will be eligible to participate in the Plan.

1.350    Eligible Retirement Plan means:

(a)	an individual retirement account described in § 408(a) of the Code;

(b)	an individual retirement annuity described in § 408(b) of the Code;

(c)	for Plan Years beginning after December 31, 2001, an annuity contract described in § 403(a) of the Code;

(d)	for Plan Years beginning after December 31, 2001, an eligible plan described in § 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; or

(e)	a qualified plan (which is a defined contribution plan) described in § 401(a) of the Code,

which agrees to accept an individual’s eligible rollover distributions and which, for Plan Years beginning after December 31, 2001, agrees to separately account for amounts transferred into such plan from the Plan. For Plan Years ending before January 1, 2002, in the case of an eligible rollover distribution to a Participant’s surviving spouse, only an individual retirement account or an individual retirement annuity described in (a) and (b) above will be deemed to be an Eligible Retirement Plan. For Plan Years beginning after December 31, 2001, the definition of Eligible Retirement Plan will apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in § 414(p) of the Code to all types of Eligible Retirement Plans described in subsections (a)-(e) above.

Notwithstanding the preceding, for Plan Years beginning after December 31, 2001, with respect to that portion of the distribution from the Plan which is not includible in gross income, such portion of the distribution may be transferred only to an eligible retirement plan under subsection (a), (b) or (e) above that agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.360    Employee means any employee of the Company or of any Affiliated Company or other employer required to be aggregated with the Company under § 414(b), § 414(c), § 414(m) or § 414(o) of the Code. “Employee” will, to the extent permitted by § 406 of the Code, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company. The term Employee will also include any Leased Employee deemed to be an Employee of any employer described in the previous sentence as provided in § 414(n) or § 414(o) of the Code.

1.370    Employment Commencement Date means the date on which an Employee first performs an Hour of Service.

1.380    ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.390    GlobespanVirata Plan means the GlobespanVirata, Inc. Retirement Savings Plan which was merged with and into the Plan on the GlobespanVirata Plan Merger Date.

1.400    GlobespanVirata Plan Merger means the merger of the GlobespanVirata Plan with and into the Plan.

1.410    GlobespanVirata Plan Merger Date means June 4, 2004, the date of the GlobespanVirata Plan Merger.

1.420    Hardship means an immediate and heavy financial need of an Employee for which the amount required is not reasonably available to the Employee from other sources and which satisfies the deemed immediate and heavy financial need standard under § 1.401(k)-1(d)(3)(iii) of the Department of the Treasury regulations and any subsequent amendment to such Department of Treasury regulations or its successor regulations (the “safe harbor rules”). The Administrative Committee will determine whether the Employee’s financial need satisfied the safe harbor rules.

1.430    Highly Compensated Employee means any Employee who (a) was a five percent (5%) owner (as defined in § 416(i)(1) of the Code) of the Company at any time during the current or preceding Plan Year, or (b) for the preceding Plan Year, (1) had compensation from the Company in excess of $85,000 (as adjusted pursuant to § 415(d) of the Code), and (2) if the Company elects the application of this clause for such preceding Plan Year, was in the top-paid group of Employees for such preceding Plan Year.

For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year. A former employee will be treated as a Highly Compensated Employee if (x) such Employee was a Highly Compensated Employee when such Employee separated from service, or (y) such Employee was a Highly Compensated Employee at any time after attaining age 55.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with § 414(q) of the Code and the Department of the Treasury regulations issued thereunder.

For purposes of this Section 1.430, the term “compensation” means compensation within the meaning of § 415(c)(3) of the Code.

1.440    Highly Compensated Employee Group means all Eligible Employees who are Highly Compensated Employees.

1.450    Hour of Service means, with respect to an individual:

(a)	Each hour for which the individual is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company, each such hour to be credited to the individual for the Eligibility Computation Period in which the duties were performed;

(b)	Each hour for which the individual is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, being Disabled, Layoff, jury duty, military duty, or leave of absence, each such hour to be

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credited to the individual for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

(1)	No more than 501 Hours of Service will be credited under this subsection (b) on account of a single continuous period during which the individual performs no duties, unless the individual performs no duties because of military duty, the individual’s employment rights are protected by Federal law, and the individual returns to employment with the Company or an Affiliated Company during the period that his or her employment rights are protected under Federal law;

(2)	Hours of Service will not be credited under this subsection (b) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for purposes of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(3)	If the period during which the individual performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period will be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated individuals;

(c)	Each hour not credited under subsection (a) or (b) for which the individual would have been scheduled to work for the Company or an Affiliated Company during the period that the individual is absent from work because of military duty, provided the individual’s employment rights are protected under Federal law and the individual returns to work with the Company or an Affiliated Company during the period that the individual’s employment rights are protected, each such hour to be credited to the individual for the Eligibility Computation Period for which the individual would have been scheduled to work; and

(d)	Each hour not counted under subsection (a), (b) or (c) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Company or an Affiliated Company will be credited to the individual during the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award, agreement or payment is made.

For purposes of subsections (b) and (d) above, Hours of Service will be calculated in accordance with the provisions of § 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

Notwithstanding any other provision of this Section 1.450 to the contrary, the Company may elect to credit Hours of Service in accordance with any of the equivalencies set forth in paragraph (d), (e) or (f) of Department of Labor Regulations § 2530.200b-3.

1.460    Hourly Savings Plan means the Conexant Systems, Inc. Hourly Employees’ Savings Plan which was merged with and into the Plan on the Hourly Savings Plan Merger Date.

1.470    Hourly Savings Plan Merger means the merger of the Hourly Savings Plan with and into the Plan.

1.480    Hourly Savings Plan Merger Date means April 1, 2004, the date of the Hourly Savings Plan Merger.

1.490    Intersil Plan means the Intersil Corporation Retirement Plan (Non-Union) in which certain Participants who were former GlobespanVirata Plan participants formerly participated.

1.500    Investment Fund(s) means one or more of the investment vehicles available to Participants, as determined by the Plan Committee. Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund are not Investment Funds.

1.510    Layoff means an involuntary severance of employment, other than a discharge for cause.

1.520    Leased Employee means any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”), has performed services for the Company (or for the Company and related persons determined in accordance with § 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Company will be treated as provided by the Company.

A Leased Employee will not be considered an Employee of the Company if: (a) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in § 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee’s gross income under § 125, § 402(e)(3), § 402(h)(1)(B) or § 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Company’s non-highly compensated work force.

1.530    Mindspeed means Mindspeed Technologies, Inc., a Delaware corporation, and its affiliates and successors.

1.540    Mindspeed Distribution means the spin-off of Conexant’s Mindspeed Technologies business by means of a distribution of outstanding shares of Mindspeed common stock to Conexant’s shareowners, on the basis of one share of Mindspeed common stock for every three shares of Conexant common stock.

1.550    Mindspeed Employee means any employee of the Mindspeed Technologies business or any employee of the Company who becomes an employee of Mindspeed as a result of the Mindspeed Distribution.

1.560    Mindspeed Plan means the 401(k) plan established by Mindspeed after the Mindspeed Distribution.

1.570    Mindspeed Stock Fund means the fund established by the Trustee for the receipt and holding of Mindspeed common stock delivered in respect of Conexant common stock as a result of the Mindspeed Distribution, and any dividends on such stock, whether in the form of stock or cash.

1.580    Named Fiduciary means the Plan Committee, the Plan Administrator, the Administrative Committee and the Trustee.

1.590    Non-Highly Compensated Employee means any Eligible Employee who does not satisfy the definition of a Highly Compensated Employee.

1.600    Non-Highly Compensated Employee Group means all Eligible Employees who are Non-Highly Compensated Employees.

1.610    Normal Retirement Date means attainment of age 60. Notwithstanding the preceding, a Participant who was a participant in the GlobespanVirata Plan and who was a Participant in the Intersil Plan has a special definition of Normal Retirement Date. For such Participant, the Normal Retirement Date is age 55 and all of his or her Accounts, whether or not derived from the GlobespanVirata Plan or the Plan, are vested in accordance with Section 5.010(d).

1.620    Participant means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term will include a person who no longer has an effective election under Article II only so long as he or she retains an Account under the Plan. A Participant includes a former Hourly Savings Plan participant on and after the Hourly Savings Plan Merger Date and a former GlobespanVirata Plan participant on and after the GlobespanVirata Plan Merger Date.

1.630    Participant Contributions means a Participant’s Basic Pre-Tax and Basic Post-Tax Contributions, his or her Supplemental Pre-Tax and Supplemental Post-Tax Contributions and his or her Catch-Up Pre-Tax Contributions.

1.640    Plan means this Conexant Systems, Inc. Retirement Savings Plan, as from time to time amended.

1.650    Plan Administrator means the person designated from time to time by name or corporate office by the Board of Directors.

1.660    Plan Committee means the Conexant Employee Benefit Plan Committee.

1.670    Plan Year means each twelve-month period ending on the last day of September for Plan Years ending on or before September 30, 2001. The Plan was amended as of November 1, 2001 to change the Plan Year to a calendar year. There was a short Plan Year of October 1, 2001 through December 31, 2001. For calendar years beginning on or after January 1, 2002, “Plan Year” means each twelve-month period ending on the last day of December.

1.680    Post-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Basic and Supplemental Post-Tax Contributions, as adjusted for gains or losses related thereto. For all purposes under the Plan, basic post-tax contributions and supplemental post-tax contributions transferred from the Hourly Savings Plan and the GlobespanVirata Plan will be included in the Post-Tax Contribution Account and will be treated as Post-Tax Contributions are treated under the Plan.

1.690    Post-Tax Contributions means contributions made to the Plan on an after-tax basis by Participants pursuant to an election under Sections 2.020(b) and 2.030(b).

1.700    Pre-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Pre-Tax Contributions, as adjusted for gains or losses related thereto. For all purposes under the Plan, basic pre-tax contributions and supplemental pre-tax contributions transferred from the Hourly Savings Plan and the

GlobespanVirata Plan will be included in the Pre-Tax Contribution Account and will be treated as Pre-Tax Contributions are treated under the Plan.

1.710    Pre-Tax Contributions means contributions made to the Plan on a pre-tax basis by Participants pursuant to an election under Sections 2.020(a) and 2.030(a) and pursuant to an election under Section 2.050.

1.720    Reemployment Commencement Date means the date on which the Employee who terminates employment with the Company and all Affiliated Companies first performs an Hour of Service following such termination of employment.

1.730    Rollover Account means a Plan Account described in Section 2.100(c) which has as its purpose the holding of amounts which are received by the Plan on a Participant’s behalf as a Rollover Contribution or a Transfer Contribution. For all purposes under the Plan, rollover contributions transferred from the Hourly Savings Plan and the GlobespanVirata Plan will be included in the Rollover Account and will be treated as Rollover Contributions are treated under the Plan.

1.740    Rollover Contributions means the amounts described in Section 2.100 which are transferred to a Participant’s Rollover Account pursuant to the terms of subsection (b) of Section 2.100.

1.750    Severance Date means the earlier of:

(a)	the date an Employee retires, dies, resigns or is discharged from employment with the Company and all Affiliated Companies; or

(b)	the twelve-month anniversary of the date on which the Employee was otherwise first absent from employment;

provided, however, that if an individual terminates or is absent from employment with the Company and all Affiliated Companies because of military duty, such individual will not incur a Severance Date if his or her employment rights are protected under Federal law and he or she returns to employment with the Company or an Affiliated Company within the period during which he or she retains such employment rights, but, if he or she does not return to such employment within such period his or her Severance Date will be the earlier of: (y) the anniversary of the date his or her absence commenced or (z) the last day of the period during which he or she retains such employment rights.

1.760    Skyworks Plan means the Savings and Retirement 401(k) Plan of Skyworks Solutions, Inc.

1.770    Skyworks Stock Fund means the fund established by the Trustee for the receipt and holding of Skyworks common stock delivered in respect of Conexant common stock as a result of the Wireless Transaction, and any dividends on such stock, whether in the form of stock or cash.

1.780    Supplemental Post-Tax Contributions means the amount contributed by a Participant to the Plan through payroll deductions pursuant to Section 2.030(b).

1.790    Supplemental Pre-Tax Contributions means the amounts contributed to the Plan on behalf of a Participant pursuant to the Participant’s election under Section 2.030(a).

1.800    Transfer Contributions means the amounts described in Section 2.100 which are transferred to a Participant’s Account pursuant to the terms of subsection (a) of Section 2.100.

1.810    Trust Agreement means the trust agreement entered into pursuant to Article VIII of this Plan.

1.820    Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

1.830    Trustee means the trustee or trustees of the trust described in Article IX of this Plan.

1.840    Valuation Date means any Nasdaq Stock Market trading day.

1.850    Vesting Service means an Employee’s service that is taken into account in determining his or her vested interest under Section 5.010 in his or her Company Match With Vesting Contribution and Company Profit Sharing With Vesting Contribution Accounts. Vesting Service will be credited in accordance with Article V.

1.860    Virata Plan means the Virata Corporation 401(k) Plan in which certain Participants who were former GlobespanVirata Plan participants formerly participated.

1.870    Washington means Washington Sub., Inc., a Delaware corporation, and its affiliates and successors, including, following the Wireless Transaction, Skyworks Solutions, Inc.

1.880    Wireless Employee means any employee of Washington who was an Employee of the Company immediately prior to the Wireless Transaction.

1.890    Wireless Transaction means the spin-off of Conexant’s Wireless Communications business by means of a distribution of outstanding shares of Washington common stock to Conexant’s shareowners on a pro rata basis, immediately followed by the merger of Washington with and into Alpha. After the Wireless Transaction, Alpha was renamed Skyworks.

ARTICLE II: PARTICIPATION AND CONTRIBUTIONS

2.010    Participation. An Eligible Employee will be permitted to elect to participate in the Plan as soon as is practicable following his or her commencement of service with the Company or an Affiliated Company. Each Participant in the Hourly Savings Plan will be considered a Participant in the Plan as of the Hourly Savings Plan Merger Date. Each Participant in the GlobespanVirata Plan will be considered a Participant in the Plan as of the GlobespanVirata Plan Merger Date. To the extent administratively feasible, an Eligible Employee’s election to participate and contribute to the Plan will become effective on the first payroll payment date following his or her commencement of service as an Eligible Employee and will remain in effect so long as he or she continues as an Employee, unless he or she elects otherwise.

2.020    Basic Contributions. An Eligible Employee who notifies the Company of his or her election to become a Participant will also take either or both of the actions described in subsections (a) and (b) below:

(a)	Pre-Tax Contributions.

(1)	prior to June 4, 2004, elect to defer receipt of an amount equal to 1% through 4% of his or her regular Base Compensation (such deferral to be elected in whole percentages), which amount will be paid to the Plan as a Basic Pre-Tax Contribution to his or her Pre-Tax Contribution Account; and

(2)	on and after June 4, 2004, elect to defer receipt of an amount equal to 1% through 6% of his or her regular Base Compensation (such deferral to be elected in whole percentages), which amount will be paid to the Plan as a Basic Pre-Tax Contribution to his or her Pre-Tax Contribution Account;

(b)	Post-Tax Contributions.

(1)	prior to June 4, 2004, authorize the after-tax deduction of an amount equal to 1% through 4% of his or her regular Base Compensation (such deduction to be authorized in whole percentages), which amount will be paid to the Plan

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as a Basic Post-Tax Contribution to his or her Post-Tax Contribution Account; and

(2)	on and after June 4, 2004, authorize the after-tax deduction of an amount equal to 1% through 6% of his or her regular Base Compensation (such deduction to be authorized in whole percentages), which amount will be paid to the Plan as a Basic Post-Tax Contribution to his or her Post-Tax Contribution Account;

provided, however, that the percentages elected to be deferred or authorized to be deducted and then made as Basic Pre-Tax and Basic Post-Tax Contributions will: (y) prior to June 4, 2004, together not exceed 4% of the Participant’s Base Compensation, and (z) on and after June 4, 2004, together not exceed 6% of the Participant’s Base Compensation.

2.030    Supplemental Contributions. If a Participant has made the elections and/or authorizations described in Section 2.010, he or she will then be permitted to take either or both of the actions described in subsections (a) and (b) below:

(a)	Pre-Tax Contributions.

(1)	prior to June 4, 2004, elect to defer receipt of an amount equal to 5% through 17% of his or her regular Base Compensation (such deferral to be elected in whole percentages), which amount will be paid to the Plan as a Supplemental Pre-Tax Contribution to his or her Pre-Tax Contribution Account;

(2)	on and after June 4, 2004 and prior to April 1, 2006, elect to defer receipt of an amount equal to 7% through 17% of his or her regular Base Compensation (such deferral to be elected in whole percentages), which amount will be paid to the Plan as a Supplemental Pre-Tax Contribution to his or her Pre-Tax Contribution Account; and

(3)	on and after April 1, 2006, elect to defer receipt of an amount equal to 7% through 35% of his or her regular Base Compensation (such deferral to be elected in whole percentages), which amount will be paid to the Plan as a Supplemental Pre-Tax Contribution to his or her Pre-Tax Contribution Account;

(b)	Post-Tax Contributions.

(1)	prior to June 4, 2004, authorize the after-tax deduction of an amount equal to 5% through 17% of his or her regular Base Compensation (such deduction to

21

be authorized in whole percentages), which amount will be paid to the Plan as a Supplemental Post-Tax Contribution to his or her Post-Tax Contribution Account;

(2)	on and after June 4, 2004 and prior to April 1, 2006, authorize the after-tax deduction of an amount equal to 7% through 17% of his or her regular Base Compensation (such deduction to be authorized in whole percentages), which amount will be paid to the Plan as a Supplemental Post-Tax Contribution to his or her Post-Tax Contribution Account; and

(3)	on and after April 1, 2006, authorize the after-tax deduction of an amount equal to 7% through 35% of his or her regular Base Compensation (such deduction to be authorized in whole percentages), which amount will be paid to the Plan as a Supplemental Post-Tax Contribution to his or her Post-Tax Contribution Account:

provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-Tax and Supplemental Post-Tax Contributions, when combined with Basic Pre-Tax and Post-Tax Contributions will: (y) prior to April 1, 2006, together not exceed 17% of the Participant’s Base Compensation; and (z) on and after April 1, 2006, together not exceed 35% of the Participant’s Base Compensation.

2.040    Changes Between Pre-Tax and Post-Tax Contributions. A Participant will be permitted to elect to increase or decrease at any time (and as often as he or she wishes) the rate of his or her Pre-Tax and Post-Tax Contributions under Sections 2.020 and 2.030. Any such increase or decrease of the rate of the Participant’s Pre-Tax and Post-Tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant’s election.

2.050    Catch-Up Pre-Tax Contributions. For Plan Years beginning after December 31, 2001, an Eligible Employee who attained age fifty (50) before the close of the Plan Year may notify the Company of his or her election to defer receipt of a percentage of his or her Base Compensation in excess of the amount elected under Sections 2.020(a) and 2.030(a) (as limited by, among other sections, Sections 3.010(a) and 12.010 and as limited by the Code), which amount will be contributed as a Catch-Up Pre-Tax Contribution to his or her Catch-Up Pre-Tax Contribution Account. Catch-Up Pre-Tax Contributions will not be included when calculating the 35% (17% prior to April 1, 2006) of Base Compensation limit on Participant Contributions described in Sections 2.020 and 2.030 above. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of § 401(k)(3), § 401(k)(11), § 401(k)(12), § 410(b) or § 416 of the Code, as applicable, by reason of the making of such Catch-Up Pre-Tax Contribution. Notwithstanding the preceding, the maximum amount which an Eligible

Employee may elect to defer under this Section 2.050 as a Catch-Up Pre-Tax Contribution will be limited as follows:

Year	Amount

2002 2003 2004 2005 2006	$1,000 $2,000 $3,000 $4,000 $5,000

For the Plan Years beginning on or after January 1, 2007, the aggregate amount of Catch-Up Pre-Tax Contributions which may be deferred will be increased in accordance with § 414(v)(2)(C) of the Code.

2.060    Company Matching Contributions. From the Effective Date of the Plan through June 3, 2004, the Company will contribute to the Plan on behalf of each Participant and out of its current or accumulated profits Company Matching Contributions in such amounts and on such basis and in such form as are set forth below:

(a)	During the period commencing on the Effective Date and ending on September 30, 1999, Company Matching Contributions will be credited to the Account of each Participant in an amount equal to One Hundred Percent of the Participant’s Basic Pre-Tax and Basic Post-Tax Contributions and one hundred percent (100%) of the first two percent (2%) of the Participant’s Supplemental Pre-Tax and Supplemental Post-Tax Contributions.

(b)	During the period commencing on October 1, 1999 and ending on December 31, 2001: (1) the Company Matching Contributions will be credited to the Account of each Participant in an amount equal to one hundred percent (100%) of the Participant’s Basic Pre-Tax and Basic Post-Tax Contributions; and (2) after the end of the Company’s fiscal year, an additional Company Matching Contribution may be made based on financial performance criteria, selected by the Plan Committee within thirty days of the beginning of said fiscal year, which emphasize the Company’s profitability and sales growth. This additional Company Matching Contribution may range from zero percent (0%) to one hundred percent (100%) of the Participant’s Basic Pre-Tax and Basic Post-Tax Contributions.

(c)	Effective as of January 1, 2002, the Company Matching Contributions may be credited to the Account of each Participant in an amount of between zero percent (0%) and one hundred percent (100%) of the Participant’s Basic Pre-Tax and Basic Post-Tax Contributions, the exact percentage to be determined from time to time by

23

the Plan Committee. There will be no additional Company Matching Contribution based upon financial performance criteria.

(d)	Company Matching Contributions will be in the form of the common stock of Conexant Systems, Inc., but may, in the discretion of the Board of Directors, be in cash or in any combination of cash and the common stock of Conexant Systems, Inc. The Company’s common stock will be valued at the Nasdaq Stock Market closing price on the Valuation Date immediately preceding the date on which the contribution is made. The Company Matching Contributions made hereunder, whether made in the form of Conexant common stock or cash, will be directed to Conexant Stock Fund A when contributed and, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050 following a Participant’s attainment of age fifty-nine and one-half (59½), will remain, along with any dividends or other earnings thereon, in Conexant Stock Fund A.

(e)	No Company Matching Contributions will be made with respect to Transfer Contributions or Rollover Contributions. No Company Matching Contributions will be made with respect to Catch-Up Pre-Tax Contributions.

(f)	Notwithstanding the foregoing, as a result of the Wireless Transaction, a portion of the Company Matching Contributions made at or before the time of the Wireless Transaction will be in the form of Skyworks common stock distributed in respect of Company Matching Contributions held in Conexant Stock Fund A and will be invested in the Skyworks Stock Fund. Such Company Matching Contributions will remain in the form of Skyworks common stock and, along with any dividends or other earnings thereon (which will be held in the form distributed to the Plan and will not be invested in Skyworks common stock), will remain in the form of Skyworks Stock Fund, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050.

(g)	Notwithstanding the foregoing, as a result of the Mindspeed Distribution, a portion of the Company Matching Contributions made at or before the time of the Mindspeed Distribution will be in the form of Mindspeed common stock distributed in respect of Company Matching Contributions held in Conexant Stock Fund A and will be invested in the Mindspeed Stock Fund. Such Company Matching Contributions will remain in the form of Mindspeed common stock and, along with any dividends or other earnings thereon (which will be held in the form distributed to the Plan and will not be invested in Mindspeed common stock), will remain invested in the Mindspeed Stock Fund, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050.

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(h)	No Company Matching Contributions will be made on behalf of a Participant who was a former Hourly Savings Plan participant.

2.070    Company Match With Vesting Contributions. On and after June 4, 2004, the Company will contribute to the Plan on behalf of each Participant and out of its current or accumulated profits Company Match With Vesting Contributions in such amounts and on such basis and in such forms as are set forth below:

(a)	Company Match With Vesting Contributions may be credited to the Account of each Participant in an amount between zero percent (0%) and one hundred percent (100%) of the Participant’s Basic Pre-Tax and Basic Post-Tax Contributions, the exact percentage to be determined from time to time by the Plan Committee.

(b)	Company Match With Vesting Contributions will be in cash. The Company Match With Vesting Contributions made hereunder will be directed to the Investment Funds chosen by the Participant in the same percentages as the Participant chooses to direct his or her Participant Contributions.

(c)	No Company Match With Vesting Contributions will be made with respect to Transfer Contributions or Rollover Contributions. No Company Match With Vesting Contributions will be made with respect to Catch-Up Pre-Tax Contributions.

(d)	Company Match With Vesting Contributions are not immediately 100% nonforfeitable or vested, but become nonforfeitable or vested in accordance with the provisions of Section 5.010.

(e)	No Company Match With Vesting Contributions will be made on behalf of a Participant who was a former Hourly Savings Plan participant.

25 2.080 Company Profit Sharing Contributions. For Plan Years beginning after December 31, 2001 through June 3, 2004:

(a)	On behalf of each Participant who is employed on the last day of the Plan Year, the Company may contribute to the Plan Company Profit Sharing Contributions, the exact amount to be determined by the Plan Committee and deposited into the Trust Fund by the Company within a reasonable time after the end of the Plan Year, but not later than the time prescribed by law for filing the Company’s annual return, in the ratio that each Participant’s Compensation bears to the total Compensation of all Participants.

(b)	Company Profit Sharing Contributions will be in the form of the common stock of Conexant Systems, Inc., but may, in the discretion of the Board of Directors, be in cash or in any combination of cash and the common stock of Conexant Systems, Inc. The Company’s common stock will be valued at the Nasdaq Stock Market closing price on the Valuation Date immediately preceding the date on which the contribution is made. The Company Profit Sharing Contributions made hereunder, whether made in the form of Conexant common stock or cash, will be directed to Conexant Stock Fund A when contributed and, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050 following a Participant’s attainment of age fifty-nine and one-half (59½), will remain, along with any dividends or other earnings thereon, in Conexant Stock Fund A.

(c)	Notwithstanding the foregoing, as a result of the Wireless Transaction, a portion of Company Profit Sharing Contributions made at or before the time of the Wireless Transaction will be in the form of Skyworks common stock distributed in respect of Company Profit Sharing Contributions held in Conexant Stock Fund A and will be invested in the Skyworks Stock Fund. Such Company Profit Sharing Contributions will remain in the form of Skyworks common stock and, along with any dividends or other earnings thereon (which will be held in the form distributed to the Plan and will not be invested in Skyworks common stock), will remain invested in the Skyworks Stock Fund, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050.

(d)	Notwithstanding the foregoing, as a result of the Mindspeed Distribution, a portion of Company Profit Sharing Contributions made at or before the time of the Mindspeed Distribution will be in the form of Mindspeed common stock distributed in respect of Company Profit Sharing Contributions held in Conexant Stock Fund A and will be invested in the Mindspeed Stock Fund. Such Company Profit Sharing Contributions will remain in the form of Mindspeed common stock and, along with any dividends or other earnings thereon (which will be held in the

26

form distributed to the Plan and will not be invested in Mindspeed common stock), will remain invested in the Mindspeed Stock Fund, unless distributed to the Participant pursuant to Articles V-VII of the Plan or transferred to an Investment Fund pursuant to Section 4.050.

(e)	No Company Profit Sharing Contributions will be made on behalf of a Participant who was a former Hourly Savings Plan participant.

(f)	No Company Profit Sharing Contributions will be made for the Plan Year ending December 31, 2004.

2.090 Company Profit Sharing With Vesting Contributions.

(a)	Effective as of June 4, 2004, on behalf of each Participant who is employed on the last day of the Plan Year, the Company may contribute to the Plan Company Profit Sharing With Vesting Contributions, the exact amount to be determined by the Plan Committee and deposited into the Trust Fund by the Company within a reasonable time after the end of the Plan Year, but not later than the time prescribed by law for filing the Company’s annual tax return with the Internal Revenue Service, in the ratio that each Participant’s Compensation bears to the total Compensation of all Participants.

(b)	Company Profit Sharing With Vesting Contributions will be in cash. The Company Profit Sharing With Vesting Contributions made hereunder will be directed to the Investment Funds chosen by the Participant in the same percentages as the Participant chooses to direct his or her Participant Contributions.

(c)	Company Profit Sharing With Vesting Contributions are not immediately 100% nonforfeitable or vested, but become nonforfeitable or vested in accordance with the provisions Section 5.010.

(d)	No Company Profit Sharing With Vesting Contributions will be made on behalf of a Participant who was a former Hourly Savings Plan participant.

2.100    Transfer Contributions and Rollover Contributions. Transfers to this Plan of a Participant’s interest in another individual account plan will be permitted in the situations and pursuant to the requirements set forth below:

(a)	A Participant who is presently an Eligible Employee, but who formerly though an Employee, was not an Eligible Employee may cause his or her account balances in any other individual account of the Company to be transferred to this Plan. Such transferred account balances (which will be entirely in cash or, if such balances

27

consist in whole or in part of Participant loans from the transferring plan, in cash and in kind) will constitute Transfer Contributions.

(b)	A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his or her account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1)	Effective for rollovers before January 1, 2002, such Rollover Contributions are eligible for receipt hereunder only if they are derived entirely from employer contributions (and earnings thereon) to a qualified profit sharing plan which were contributed either pursuant to a qualified cash-or-deferred arrangement under § 401(k) of the Code or as amounts in which a Participant had a nonforfeitable interest and which were based upon the amount of contributions in a qualified cash-or-deferred arrangement.

(2)	Effective for rollovers on or after January 1, 2002, the Plan will accept a direct rollover or an Eligible Employee contribution of an eligible rollover distribution as defined in § 402(c)(4) of the Code from:

(i)	a qualified plan described in § 401(a) or § 403(a) of the Code, including after-tax or post-tax employee contributions;

(ii)	an annuity contract described in § 403(b) of the Code, including after-tax or post-tax employee contributions;

(iii)	an eligible plan under § 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(iv)	an individual retirement account or annuity described in § 408(a) or § 408(b) of the Code.

(3)	No portion of such Rollover Contributions may be derived from a transfer from a qualified plan under § 401(a) of the Code which at any time had permitted benefit payments in the form of a life annuity.

(c)	Transfer Contributions and Rollover Contributions will be credited to the Participant’s Account as follows:

(1)	that portion of such balance attributable to employee contributions made pursuant to deferral elections under § 401(k) of the Code will be credited to the Participant’s Pre-Tax Contribution Account;

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(2)	that portion of such balance attributable to employee contributions other than those described in subsection (1) above will be credited to the Participant’s Pre-Tax Contribution Account, but the Participant’s tax basis under the Code in such contributions will be the same as his or her tax basis under the prior individual account plan; and

(3)	that portion of such balance attributable to employee contributions made on an after-tax basis will be credited to the Participant’s Post-Tax Contribution Account.

(d)	No Company Matching Contributions will be made under Section 2.060 with respect to the Transfer Contributions and Rollover Contributions described in this Section 2.100.

ARTICLE III: CONTRIBUTION LIMITATIONS

3.010 Limitations on Employee Contributions.

(a)	(1) The aggregate amount in any calendar year of all of a Participant’s:

(i)	Basic and Supplemental Pre-Tax Contributions to this Plan;

(ii)	elective deferrals under any other cash-or-deferred arrangement (as defined in § 402(g) of the Code); and

(iii)	elective employer contributions to any simplified employee pension (as defined in and pursuant to §§ 408(k)(1) and (6), respectively, of the Code),

may not exceed Ten Thousand Five Hundred Dollars ($10,500) or such larger sum as may be in effect under § 402(g) of the Code. For 2002, the aggregate amount is increased to Eleven Thousand Dollars ($11,000). For the years 2003 through 2006 the limits will be increased as follows:

Year	Amount

2003 2004 2005 2006	$12,000 $13,000 $14,000 $15,000

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For the Plan Years beginning on or after January 1, 2007, the aggregate amount allowed to be deferred will be increased in accordance with § 402(g)(5) of the Code. Notwithstanding the preceding, Catch-Up Pre-Tax Contributions deferred under Section 2.050 and § 414(v) of the Code will not be counted against the aggregate amount described herein in Section 3.010(a)(1).

(2)	Notwithstanding any other provision of the Plan, Excess Elective Deferrals (“Elective Deferrals” and “Excess Elective Deferrals” as defined below), as adjusted for income or losses thereon, will be distributed to Participants who request a distribution in accordance with this Section 3.010:

(i)	For purposes of this Section 3.010, the following definitions will have the following meanings:

(A)	“Elective Deferrals,” for a taxable year, means the sum of Company contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash-or-deferred arrangement as described in § 401(k) of the Code, any simplified employee pension cash-or-deferred arrangement as described in § 402(h)(1)(B) of the Code, any plan as described under § 501(c)(18) of the Code, and any Company contributions made on behalf of a Participant for the purchase of an annuity contract under § 403(b) of the Code pursuant to a salary reduction agreement. However, Catch-Up Pre-Tax Contributions are excluded from the term “Elective Deferrals” for these purposes.

(B)	“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under § 402(g) of the Code because they exceed the dollar limit specified in subsection (a)(1) above. Excess Elective Deferrals are included in the annual limits under Section 12.010.

(ii)	A Participant may assign to the Plan any Excess Elective Deferrals made during the calendar year by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Elective Deferral was made. The claim will specify the Participant’s Excess Elective Deferral amount for the preceding calendar year and will be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferral amount, when added to amounts deferred under other plans or arrangements described in § 401(k), § 408(k), § 457, § 501(c)(18) or § 403(b) of the Code, will exceed the § 402(g) of the Code dollar limit

30

for the year in which the deferral occurred. A Participant will be deemed to have given notification described above if the Excess Elective Deferral results from Elective Deferrals to the Plan or other plans of the Company or an Affiliated Company.

(iii)	A Participant who has an Excess Elective Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution will be made if:

(A)	the Participant designates the distribution as an Excess Elective Deferral or is deemed to make the designation under subsection (ii) above;

(B)	the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral; and

(C)	the Plan Administrator designates the distribution as a distribution of an Excess Elective Deferral.

(iv)	The Excess Elective Deferral distributed to a Participant with respect to a calendar year will be adjusted to reflect income or loss in the Participant’s Pre-Tax Contribution Account for the taxable year allocable thereto. The income or loss allocable to such Excess Elective Deferral amount will be determined by the method generally used under the Plan to allocate income or loss to a Participant’s account.

(v)	Excess Elective Deferral amounts, as adjusted for income and losses, will be distributed to a Participant no later than April 15 of the year following the calendar year in which such Excess Elective Deferral was made.

(b)	(1) As soon as practicable after the end of the Plan Year, the Plan Administrator will cause the test under Section 1.050 of the Plan to be conducted on Pre-Tax Contribution elections under Sections 2.020(a) and 2.030(a), in order to determine whether the Actual Deferral Percentage for the Highly Compensated Employee Group exceeds the Actual Deferral Percentage Limit under subsection (a) or (b) of Section 1.050. If the Actual Deferral Percentage of the Highly Compensated Employee Group exceeds the Actual Deferral Percentage Limit, the Company may elect either of the following:

(i)	to reduce the allowable Pre-Tax Contributions for Highly Compensated Employees as provided in Sections 3.010(b)(3) and 3.010(b)(5); or

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(ii)	to make additional contributions, hereinafter called Qualified Non-Elective Contributions (subject to the requirements of Section 3.010(b)(6)), for all or a portion of the Non-Highly Compensated Employee Group eligible to make Pre-Tax Contributions in a level dollar amount or a uniform percentage of Compensation, as the Company will elect, within the time period required by any applicable law or regulation.

(2)	The amounts of Post-Tax Contributions and Company Matching Contributions and/or Company Match With Vesting Contributions for a Highly Compensated Employee in excess of those permitted under Section 1.050 will be considered “Excess Contributions”.

(3)	Excess Contributions that must be distributed in accordance with Section 3.010(b)(5) will be reduced by Excess Deferrals previously distributed in accordance with Section 3.010(a)(2).

(4)	Failure to correct Excess Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash-or-deferred arrangement to fail to satisfy the requirements of § 401(k)(3) of the Code for the Plan Year for which Excess Contributions were made and for all subsequent years they remain in the Trust. Also, the Company will be liable for a 10% excise tax on the amount of Excess Contributions unless corrected by distribution or recharacterization of Excess Contributions within 2½ months after the close of the Plan Year for which they were made.

(5)	Excess Contributions will be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the twelve-month period immediately following the Plan Year for which they were made. Excess Contributions will be distributed first to the Participant who is the Highly Compensated Employee electing the highest amount of Pre-Tax Contributions until the nondiscrimination test set forth in Section 1.050 is met, or until such Pre-Tax Contribution election is reduced to the same dollar amount as the Participant who is the Highly Compensated Employee electing the second highest amount of Pre-Tax Contributions. If further distributions are required, such Participants’ elections are reduced to the same dollar amount of Pre-Tax Contributions as the Participant who is the Highly Compensated Employee electing the next highest amount of Pre-Tax Contributions and such further distributions will continue in the same manner until the nondiscrimination test is satisfied. Excess Contributions will be adjusted to reflect income earned and losses incurred for the Plan Year on the Participant’s Pre-Tax Contributions Account.

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(6)	Qualified Non-Elective Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions can be used to satisfy the requirements of the Actual Deferral Percentage Limit test only if such contributions are nonforfeitable when made and are subject to the same distribution restrictions that apply to Pre-Tax Contributions. Additional Qualified Non-Elective Contributions, Company Matching Contributions and/or Company Match With Vesting Contributions which may be treated as Pre-Tax Contributions must satisfy these requirements without regard to whether they are actually taken into account as Pre-Tax Contributions for purposes of satisfying the Actual Deferral Percentage Limit test. Additional Qualified Non-Elective Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions may be treated as Pre-Tax Contributions only if the conditions described in § 1.401(k)-2(a)(6) of the Department of the Treasury regulations are satisfied.

(7)	The amounts of additional Qualified Non-Elective Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions for Non-Highly Compensated Employees or the reduction in the amounts of allowable Pre-Tax Contributions for Highly Compensated Employees under subsection (b)(5) above will be such that at least one of the tests contained in Section 1.050 is satisfied.

(8)	Any Company Matching Contributions and/or Company Match With Vesting Contributions made on account of an Excess Contribution or Excess Elective Deferral will be forfeited and will be used to reduce Company Matching Contributions and/or Company Match With Vesting Contributions for the year of forfeiture.

(c)	(1) As soon as practicable after the end of the Plan Year, the Plan Administrator will cause the test under Section 1.030 to be conducted on Post-Tax Contributions under Sections 2.020(b) and 2.030(b), and Company Matching Contributions and/or Company Match With Vesting Contributions under Sections 2.060 and 2.070, respectively, in order to determine whether the Actual Contribution Percentage for the Highly Compensated Employee Group exceeds the Actual Contribution Percentage Limit under subsection (a) or (b) of Section 1.030. If the Actual Contribution Percentage of the Highly Compensated Employee Group exceeds the Actual Contribution Percentage Limit, the excess is called the “Excess Aggregate Contribution” and the Company may elect either of the following:

(i)	to reduce the allowable Post-Tax and Company Matching Contributions and/or Company Match With Vesting Contributions for Highly Compensated Employees as provided in Section 3.010(c)(3); or

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(ii)	to make additional contributions, hereinafter called Qualified Matching Contributions (subject to the requirements of Section 3.010(c)(4)), for all or a portion of the Non-Highly Compensated Employees eligible to make Post-Tax Contributions and to receive Company Matching Contributions and/or Company Match With Vesting Contributions in a level dollar amount or a uniform percentage of Compensation, as the Company will elect, within the time period required by any applicable law or regulation.

(2)	The amount of Post-Tax Contributions and Company Matching Contributions and/or Company Match With Vesting Contributions for a Highly Compensated Employee in excess of that permitted under Section 1.030 will be considered “Excess Aggregate Contributions”.

(3)	Excess Aggregate Contributions will be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of the twelve-month period immediately following the Plan Year for which they were made. Excess Aggregate Contributions will be distributed first to the Participant who is the Highly Compensated Employee electing the greatest amount of Post-Tax Contributions and/or receiving the greatest amount of Company Matching Contributions and/or Company Match With Vesting Contributions until the nondiscrimination test set forth in Section 1.040 is met, or until such Participant’s total amount of Post-Tax Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions is reduced to the second greatest amount of Post-Tax Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions of a Highly Compensated Employee. If further distributions are required, such Participants’ Post-Tax Contribution elections and/or receipt of Company Matching Contributions and/or Company Match With Vesting Contributions are reduced to the same dollar amount of Post-Tax Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions as the Participant who is the Highly Compensated Employee receiving the second highest amount of Post-Tax Contributions and/or Company Matching Contributions and/or Company Match With Vesting Contributions, such further distributions to continue in the same manner until the nondiscrimination test is satisfied. Excess Aggregate Contributions will be adjusted to reflect income earned and losses incurred for the Plan Year on the Participant’s Post-Tax Contribution Account and Company Matching Contribution Account and/or Company Match With Vesting Contribution Account.

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(4)	Qualified Matching Contributions can be used to satisfy the requirements of the Actual Contribution Percentage Limit only if such contributions are nonforfeitable when made. Additional Qualified Matching Contributions must satisfy the requirements of § 1.401(m)-2(a)(6) of the Department of the Treasury regulations.

(5)	Amounts forfeited by Highly Compensated Employees under Section 3.010(c)(3) will be treated as an Annual Addition (as defined under § 415 of the Code) under the Plan and will be applied to reduce future Company Matching Contributions and/or Company Match With Vesting Contributions. No forfeiture arising under this Section 3.010 will be allocated to the Account of any Highly Compensated Employee.

(d)	(1) For Plan Years ending on or before December 31, 2001, in the event that the Actual Contribution Percentage Limit and the Actual Deferral Percentage Limit are only satisfied by the Plan for a Plan Year by using Sections 1.030(b) and 1.050(b), respectively, and neither such limit can be satisfied using either Section 1.030(a) or 1.050(a), the Plan must also not exceed the Multiple Use Aggregate Limit (as described below) during a Plan Year. For Plan Years beginning on and after January 1, 2002, the Multiple Use Aggregate Limit will not be applicable.

(2)	The Multiple Use Aggregate Limit is exceeded when the sum of the Actual Contribution Percentage of the Highly Compensated Employee Group and the Actual Deferral Percentage of the Highly Compensated Employee Group exceeds the greater of (i) and (ii):

(i)	The sum of:

(A)	one and twenty-five hundredths (1.25) multiplied by the greater of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group; and

(B)	two percentage points (2%) plus the lesser of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group, but in no event may the amount determined under this Section 3.010(d)(2)(i)(B) exceed two (2) multiplied by the lesser of: (x) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group;

35

and (y) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group.

(ii)	The sum of:

(A)	one and twenty-five hundredths (1.25) multiplied by the lesser of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group; and

(B)	two percentage points (2%) plus the greater of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group, but in no event may the amount determined under this Section 3.010(d)(2)(ii)(B) exceed two (2) multiplied by the greater of: (x) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (y) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group.

(3)	If the Multiple Use Aggregate Limit is not exceeded, then the Actual Contribution Percentage Limit will be reduced in the manner set forth in Section 3.010(c) so that such Limit is not exceeded. The amount by which each Highly Compensated Employee’s Actual Contribution Percentage is reduced will be in the same manner as set forth in Section 3.010(c) until the Multiple Use Aggregate Limit is satisfied.

ARTICLE IV: PLAN INVESTMENTS

4.010    Investment Elections. In addition to the elections and authorizations set forth in Article II, a Participant will elect in which Investment Funds (including Conexant Stock Fund B) his or her Participant Contributions, Rollover Contributions and Transfer Contributions will be invested, and on and after June 4, 2004, in which Investment Funds his or her Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions and Company Profit Sharing With Vesting Contributions will be invested. Such investments will be elected by the Participant among the permitted Investment Funds in increments of five percent (5%), with the total of the elected percentage increments equaling one hundred percent (100%). The Participant will be permitted to change on a daily basis any previous Investment Fund election or elections he or she previously has made with regard to his or her

Participant Contributions, Rollover Contributions and Transfer Contributions, and on and after June 4, 2004, his or her Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions and Company Profit Sharing With Vesting Contributions, pursuant to this Section 4.010. The elections and changes to such elections which a Participant makes pursuant to this Section 4.010 will be made by means of any method (including whatever telephonic or electronic means are available and acceptable to the Plan Administrator at the time the election or change is made by the Participant), may be made at any time and will be effective as of the Nasdaq Stock Market closing for Conexant common stock, Skyworks common stock or Mindspeed common stock which immediately follows the making of that election or change.

4.020    Participant Contributions, Rollover Contributions and Transfer Contributions Invested in Conexant Stock Fund B at the Time of the Wireless Transaction Through June 3, 2004. As a result of the Wireless Transaction, the portion of Participant Contributions, Rollover Contributions and Transfer Contributions at the time of the Wireless Transaction that is invested in Conexant Stock Fund B will also be invested in the form of Skyworks common stock in the Skyworks Stock Fund. Such Participant Contributions, Rollover Contributions and Transfer Contributions will remain in the form of Skyworks common stock and, along with any dividends or other earnings thereon (which will be held in the form distributed to the Plan and will not be invested in Skyworks common stock), will remain invested in the Skyworks Stock Fund, unless distributed to the Participant pursuant to Section 6.020 or transferred to an Investment Fund pursuant to Section 4.040.

4.030    Participant Contributions, Rollover Contributions and Transfer Contributions Invested in Conexant Stock Fund B at the Time of the Mindspeed Distribution Through June 3, 2004. As a result of the Mindspeed Distribution, the portion of Participant Contributions, Rollover Contributions and Transfer Contributions at the time of the Mindspeed Distribution that is invested in Conexant Stock Fund B will also be invested in the form of Mindspeed common stock in the Mindspeed Stock Fund. Such Participant Contributions, Rollover Contributions and Transfer Contributions will remain in the form of Mindspeed common stock and, along with any dividends or other earnings thereon (which will be held in the form distributed to the Plan and will not be invested in Mindspeed common stock), will remain invested in the Mindspeed Stock Fund, unless distributed to the Participant pursuant to Section 6.020 or transferred to an Investment Fund pursuant to Section 4.040.

4.040    Fund Transfers —Participant Contributions, Rollover Contributions and Transfer Contributions through June 3, 2004. A Participant will be permitted to have the whole or portions of the value of his or her interest in the Plan’s Investment Funds (including Conexant Stock Fund B), the portion of the Skyworks Stock Fund

(representing shares of Skyworks common stock issued as a result of the Wireless Transaction in respect of Participant Contributions, Rollover Contributions and Transfer Contributions invested in Conexant Stock Fund B and any dividends and distributions thereon), and the portion of the Mindspeed Stock Fund (representing shares of Mindspeed common stock issued as a result of the Mindspeed Distribution in respect of Participant Contributions, Rollover Contributions and Transfer Contributions invested in Conexant Stock Fund B and any dividends and distributions thereon) which are attributable to his or her own Participant Contributions, Rollover Contributions and Transfer Contributions transferred into one or more of the Investment Funds, in accordance with the following provisions:

(a)	Such transfers will be effected in dollars or in increments of five percent (5%) of the value of the Participant’s interest in a transferring Investment Fund, but in no event will such transfers be in amounts less than Two Hundred Fifty Dollars ($250), except as follows:

(1)	If the balance of a Participant’s interest in an Investment Fund is in an amount which is less than Two Hundred Fifty Dollars ($250), the Participant may elect to have the entire balance of his or her interest in such Investment Fund transferred.

(2)	The general percentage and dollar limitations set forth in this Section 4.040 which would otherwise be applicable will not be applicable if the transfer elected by the Participant is comprised of all or a portion of his or her interest in Conexant Stock Fund B or the portion of the Skyworks Stock Fund or the Mindspeed Stock Fund attributable to Participant Contributions, Rollover Contributions and Transfer Contributions.

(b)	Any transfer described in this Section 4.040 will be effective as of the Nasdaq Stock Market closing for Conexant common stock, Skyworks common stock or for Mindspeed common stock which immediately follows the Participant’s election to make such a transfer.

(c)	All elections under this Section 4.040 will be irrevocable and will not affect the Participant’s right to exercise any other election provided by the Plan.

(d)	Upon making a transfer election under this Section 4.040, the Participant will also either confirm or change his or her election under Section 4.010 with respect to future Pre-Tax Contributions and Post-Tax Contributions.

4.050 Fund Transfers - Company Matching Contributions and Company Profit Sharing Contributions through June 3, 2004. 38

(a)	A Participant who has attained age fifty-nine and one-half (59½), whether or not such Participant has retired from his or her employment with the Company, will be permitted to elect at any time to have the total value or a portion (in dollar amount or in 5% increments) of the total value of his or her interest in Conexant Stock Fund A transferred to any one or more of the Investment Funds. No amounts may be transferred to the Skyworks Stock Fund or the Mindspeed Stock Fund. If a Participant who remains an Employee has made the election described in this Section 4.050, all subsequent Company Matching Contributions and Company Profit Sharing Contributions, if any, will continue to be in Conexant common stock and cash and will continue to be directed into Conexant Stock Fund A in the same manner as described in Sections 2.060(d) and 2.080(b).

(b)	Regardless of age, a Participant will be permitted to elect at any time to have the whole or portions of the value (in any dollar amount or percentage increment) of his or her interest in the portion of the Skyworks Stock Fund (representing shares of Skyworks common stock issued as a result of the Wireless Transaction in respect of Company Matching Contributions and Company Profit Sharing Contributions invested in Conexant Stock Fund A and any dividends and distributions thereon) or the Mindspeed Stock Fund (representing shares of Mindspeed common stock issued as a result of the Mindspeed Distribution in respect of Company Matching Contributions and Company Profit Sharing Contributions invested in Conexant Stock Fund A and any dividends and distributions thereon) which is attributable to Company Matching Contributions and Company Profit Sharing Contributions transferred into one or more Investment Funds (including Conexant Stock Fund B). No amounts may be transferred to Conexant Stock Fund A. Any transfer described in this subsection will be effective as of the Nasdaq Stock Market closing for the Skyworks common stock or the Mindspeed common stock which immediately follows the Participant’s election to make such a transfer. All elections under this subsection will be irrevocable and will not affect the Participant’s right to exercise any other election provided by the Plan.

4.060    Fund Transfers —Participant Contributions, Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions, Company Profit Sharing With Vesting Contributions, Rollover Contributions and Transfer Contributions. Notwithstanding any other provision of this Plan to the contrary, effective as of June 4, 2004, a Participant will be permitted to have the whole or a portion of the value of his or her interest in the Plan’s Investment Funds (including Conexant Stock Fund B), Conexant Stock Fund A, the portion of the Skyworks Stock Fund (representing shares of Skyworks common stock issued as a result of the Wireless Transaction in respect of Participant Contributions, Rollover Contributions and Transfer Contributions invested in Conexant Stock Fund B and any dividends thereon), and the portion of the Mindspeed Stock Fund (representing shares of Mindspeed common stock issued as a result of the Mindspeed Distribution in respect of Participant Contributions, Rollover Contributions and Transfer Contributions invested in Conexant Stock Fund B and any dividends thereon) which are attributable to his or her own Participant Contributions, Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions, Company Profit Sharing With Vesting Contributions, Rollover Contributions and Transfer Contributions transferred into one or more of the Investment Funds in accordance with the following:

(a)	Such transfers will be effected in dollars or in increments of five percent (5%) of the value of the Participant’s interest in a transferring Investment Fund, in Conexant Stock Fund A, in the Skyworks Stock Fund or in the Mindspeed Stock Fund, but in no event will such transfers be in amounts less than Two Hundred Fifty Dollars ($250), except as follows:

(1)	If the balance of a Participant’s interest in an Investment Fund, except Conexant Stock Fund B, is in an amount which is less than Two Hundred Fifty Dollars ($250), the Participant may elect to have the entire balance of his or her interest in such Investment Fund transferred.

(2)	The general percentage and dollar limitations set forth in this Section 4.060 which would otherwise be applicable will not be applicable if the transfer elected by the Participant is comprised of all or a portion of his or her interest in Conexant Stock Funds A or B or the portion of the Skyworks Stock Fund or the Mindspeed Stock Fund attributable to Participant Contributions, Rollover Contributions and Transfer Contributions.

(b)	Any transfer described in this Section 4.060 will be effective as of the Nasdaq Stock Market closing for Conexant common stock, Skyworks common stock or for Mindspeed common stock which immediately follows the Participant’s election to make such a transfer.

(c)	All elections under this Section 4.060 will be irrevocable and will not affect the Participant’s right to exercise any other election provided by the Plan.

(d)	Upon making a transfer election under this Section 4.060, the Participant will also either confirm or change his or her election under Section 4.010 with respect to future Pre-Tax Contributions, Post-Tax Contributions, Company Matching Contributions and Company Profit Sharing Contributions.

4.070    Participant’s Accounts. Separate Participant Contribution, Rollover Contribution (if applicable), Transfer Contribution (if applicable), Company Matching

Contribution, Company Match With Vesting Contribution, Company Profit Sharing Contribution and Company Profit Sharing With Vesting Contribution Accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions, Transfer Contributions, Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions and Company Profit Sharing With Vesting Contributions. Such separate Accounts will contain sufficient information to permit a determination of the dollar balance of such Participant’s Accounts at any time and to permit, with respect to Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, a determination of the number of equivalent shares of Conexant common stock, Skyworks common stock and Mindspeed common stock, as the case may be, held on the Participant’s behalf in such Investment Funds. Each contribution on behalf of a Participant to an Investment Fund and each payment made to a Participant from an Investment Fund, Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund will result in a credit or charge to the Account representing such Participant’s interest in such Fund. In addition, dividend proceeds on Conexant common stock held in Conexant Stock Funds A and B will be used for the purchase, when possible, of additional shares of Conexant common stock for Conexant Stock Funds A and B and, therefore, will result in appropriate adjustments to the balances in Conexant Stock Funds A and B, as the case may be, and to the value of the Participant’s interest in the said Funds. Dividend proceeds on Skyworks common stock held in the Skyworks Stock Fund (which will be held in the form distributed to the Plan and will not be invested in Skyworks common stock) will remain invested in the Skyworks Stock Fund. Dividend proceeds on Mindspeed common stock held in the Mindspeed Stock Fund (which will be held in the form distributed to the Plan and will not be invested in Mindspeed common stock) will remain invested in the Mindspeed Stock Fund.

4.080    Valuation and Participant Statements. As of each Valuation Date, an amount equal to the fair market value of the Investment Funds (other than dividends received which are attributable to whole shares of Conexant common stock, Skyworks common stock and Mindspeed common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividends in accordance with Section 4.070) will be determined by the Trustee in such manner and on such basis as it will deem appropriate. After the end of each calendar year or more frequently as the Plan Administrator will determine, the Trustee will forward by mail to each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant’s Accounts. Such statement will, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the mailing thereof to the Participant.

ARTICLE V: EMPLOYMENT TERMINATION BENEFITS

5.010    Vesting.

(a)	Every Participant is at all times fully vested and has a nonforfeitable interest in his or her Pre-Tax Contribution Account, Post-Tax Contribution Account, Rollover Contribution Account, Transfer Contribution Account, Company Matching Contribution Account and Company Profit Sharing Contribution Account, except as herein provided. Such Participants will continue to be 100% vested in all such Accounts on and after June 4, 2004. A Participant who was a former Hourly Savings Plan participant is always 100% vested in his or her Accounts under the Plan.

(b)	On and after June 4, 2004, except as provided in this Article V, Company Match with Vesting Contributions and Company Profit Sharing with Vesting Contributions made to the Company Match With Vesting Contribution Account and the Company Profit Sharing With Vesting Contribution Account are not 100% nonforfeitable or vested at all times. Instead, such contributions are subject to a vesting schedule in accordance with the following table:

Years of Service	Vested Percentage

Less than 2	0%

2	40%

3	70%

4	100%

(c)	Notwithstanding (b) above, a Participant who is not a former GlobespanVirata Plan participant and who has earned at least three years of Service by August 3, 2004 (in accordance with Sections 5.020 and 5.030), is 100% vested in his or her Company Match With Vesting Contribution Account and Company Profit Sharing With Vesting Contribution Account.

(d)	If a Participant, while still employed with the Company: (1) attains his or her Normal Retirement Date, (2) becomes Disabled, or (3) dies, such Participant’s Company Match with Vesting Contribution and Company Profit Sharing With Vesting Contribution Accounts will become 100% nonforfeitable or vested.

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(e)	Vesting Service will normally be credited in accordance with Sections 5.020 and 5.030.

(f)	Certain former GlobespanVirata Plan participants will receive special vesting service crediting as follows:

(1)	Any Participant who: (i) was a participant in the GlobespanVirata Plan; (ii) was a participant in the Intersil Plan whose accounts were transferred to the GlobespanVirata Plan; and (iii) had maintained an account balance in the Harris Corporation Retirement Plan or the Choice Microsystems, Inc. 401(k) Plan, is 100% vested in all of his or her accounts that were originally transferred from the Intersil Plan to the GlobespanVirata Plan and that were transferred to the Plan as part of the GlobespanVirata Plan Merger.

(2)	Any Participant who was a participant in the GlobespanVirata Plan and who either: (i) was a participant in the Virata Plan and whose accounts were transferred to the GlobespanVirata Plan or (ii) was a participant in the Intersil Plan whose accounts were transferred to the GlobespanVirata Plan is vested in all of his or her accounts that were originally transferred from the Virata Plan or the Intersil Plan to the GlobespanVirata Plan and that were transferred to the Plan as part of the GlobespanVirata Plan Merger, in accordance with the following table:

Years of Service	Vested Percentage

Less than 1	0%

1	20%

2	40%

3	70%

4	100%

(3)	Notwithstanding any provision of the Plan to the contrary, no former GlobespanVirata Plan participant who became a Participant on the GlobespanVirata Plan Merger Date was credited with a nonforfeitable percentage in his or her Accounts transferred from the GlobespanVirata Plan as part of the GlobespanVirata Plan Merger that was less than the

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nonforfeitable percentage that was credited to such Participant under the GlobespanVirata Plan for such accounts immediately before the GlobespanVirata Plan Merger Date.

(4)	On the GlobespanVirata Plan Merger Date, all Vesting Service credited to participants under the GlobespanVirata Plan who are now Participants was credited to such Participants under the Plan.

(5)	Notwithstanding any other provision of the Plan to the contrary, all Participants who were former GlobespanVirata Plan participants who became Participants on June 4, 2004 and who were credited with at least three years of Vesting Service by August 3, 2004, taking into account subsection (4) above, were credited with a nonforfeitable percentage for Company Match With Vesting Contributions and Company Profit Sharing With Vesting Contributions which provided the greatest nonforfeitable percentage between the former GlobespanVirata Plan vesting schedule and the Plan’s vesting schedule.

5.020    Crediting of Service. Except as provided in Section 5.010, Vesting Service will be credited to an Employee for the aggregate periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his or her subsequent Severance Date; provided, however, that an Employee who has a Reemployment Commencement Date within the twelve-consecutive-month period following the earlier of the first date of his or her absence or his or her Severance Date will be credited with Vesting Service for the period between his or her Severance Date and his or her Reemployment Commencement Date. Fractional periods of a year will be expressed in terms of days. Notwithstanding any other provision of the Plan to the contrary, in the event a Participant becomes Disabled, the Participant will not suffer a Severance Date until: (a) if the Participant is receiving benefits under the Social Security Act, eighteen months following the date on which he or she is determined to have become Disabled or (b) if the Participant is receiving benefits under Conexant’s long-term disability plan, twelve months following the date on which he or she is determined to have become Disabled.

5.030    Application of Vesting Service to a Participant’s Account following a Break in Vesting Service. The following provisions describe how Vesting Service earned before and after a Break in Vesting Service will be applied for purposes of determining a Participant’s vested interest in his or her Company Matching Contribution Account, Company Match With Vesting Contribution Account, Company Profit Sharing Contribution Account and Company Profit Sharing With Vesting Contribution Account:

(a)	If a Participant incurs five consecutive Breaks in Vesting Service, all years of Vesting Service earned by the Employee after such Breaks in Vesting Service will be disregarded in determining the Participant’s vested interest in his or her Company Match With Vesting Contribution Account and Company Profit Sharing With Vesting Contribution Account attributable to employment before such Breaks in Vesting Service. However, Vesting Service earned both before and after such Breaks in Vesting Service will be included in determining the Participant’s vested interest in his or her Company Match With Vesting Contribution Account and Company Profit Sharing With Vesting Contribution Account attributable to employment after such Breaks in Vesting Service.

(b)	If a Participant incurs fewer than five consecutive Breaks in Vesting Service, Vesting Service earned both before and after such Breaks in Vesting Service will be included in determining the Participant’s vested interest in his or her Company Match With Vesting Contribution Account and Company Profit Sharing With Vesting Contribution Account attributable to employment both before and after such Breaks in Vesting Service.

5.040 Forfeitures and Reinstatements.

(a)	Forfeitures. If a Participant terminates employment before he or she is 100% vested in his or her Company Matching Contribution Account, Company Match With Vesting Contribution Account, Company Profit Sharing Contribution Account or Company Profit Sharing With Vesting Contribution Account, the non-vested portion of his or her Account (including any amounts credited to the Participant after his or her termination of employment) will be forfeited as follows:

(1)	If the Participant elects to receive a distribution of his or her entire Account, the non-vested portion of his or her Account will be forfeited upon the complete distribution of such vested interest, subject to the possibility of reinstatement as provided in Section 5.040(c). For purposes of this subsection, if the value of the Participant’s vested interest in his or her Account is zero, the Participant will be deemed to have received a distribution of his or her vested interest immediately following his or her termination of employment.

(2)	If the Participant elects not to receive a distribution of his or her vested interest in his or her Account following his or her termination of employment, the non-vested portion of his or her Account will be forfeited after the Participant has incurred five consecutive Breaks in Vesting Service.

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(3)	No forfeitures will occur solely as a result of a Participant’s withdrawal of his or her Post-Tax Contributions.

(b)	Company Application of Forfeitures. Any forfeitures occurring during the Plan Year will be applied to reduce the contributions of the Company. Notwithstanding any provision of the Plan to the contrary, forfeitures may first be used to pay administrative expenses under the Plan, as directed by the Company. To the extent the forfeitures are not used to reduce administrative expenses under the Plan, as directed by the Company, forfeitures will be applied in accordance with this Section 5.040(b).

Pending application, forfeitures will be held in the Investment Fund selected by the Company for such purpose, or absent Company election, in the most conservative Investment Fund designated by the Company.

Notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Company’s obligation to remit to the Trust Fund loan repayments, Pre-Tax Contributions or Post-Tax Contributions.

(c)	Reinstatement of Forfeitures. If a Participant forfeits a portion of his or her Account under Section 5.040(a)(1) because of a distribution of his or her complete vested interest in the Plan, but again becomes an Employee, then the amount so forfeited, without any adjustment for earnings, expenses, losses or gains of the assets credited to his or her Account since the date forfeited will be recredited to the Account if he or she meets both of the following requirements:

(1)	he or she again becomes an Employee before the date he or she incurs five consecutive Breaks in Vesting Service following the date complete distribution of his of her vested interest was made to him or her; and

(2)	he or she repays to the Plan the amount previously distributed to him or her, without interest, within five years of his or her Reemployment Commencement Date. If an Employee is deemed to have received a distribution of his or her complete vested interest as provided in Section 5.040(a)(1), the Participant is deemed to have repaid such distribution upon his or her Reemployment Commencement Date.

Upon such actual or deemed repayment, the provisions of the Plan will thereafter apply as if no forfeiture had occurred. The amount to be recredited pursuant to this Section 5.040 will be derived first from the forfeitures, if any, which as of the date of recrediting have yet to be applied as provided in Section 5.040(b) and, to the

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extent such forfeitures are insufficient, from a special contribution to be made by the Company.

5.050    Retirement, Death, Layoff, Etc. Subject to the provisions of Section 5.080, as soon as practicable after the occurrence of a Participant’s retirement, death, Layoff or termination of employment, or if the Participant becomes Disabled and terminates but not later than sixty (60) days after the end of the Plan Year in which such event has occurred, a Participant or his or her Beneficiary (in the case of the Participant’s death) will receive all amounts described in subsections (a) and (b) below. In the case, however, of retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may nevertheless elect at any time prior to the effective date of retirement to remain in the Plan without any further contributions and may elect to defer the retirement distribution to a later date, which date will not be later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½). Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements as provided in Section 5.060. Distributions to such Participants will be made pursuant to the terms of this Section 5.050 and Sections 5.060 and Section 5.070.

(a)	With respect to the Investment Funds other than Conexant Stock Fund B, the Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund (which will be subject to the Participant election set forth in subsection (b)), the Participant will receive the full dollar balance of his or her vested Accounts in such Investment Funds. Such balance will be determined in the manner provided in Section 5.070, by reference to the value of such Participant’s interest on the date of the Participant’s retirement, Layoff or termination of employment, or, in the case of the Participant’s death or if the Participant becomes Disabled, on the date all documentation necessary to effect distribution has been received by the Plan Administrator or his or her delegate.

(b)	With respect to Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, the Participant will, if he or she should so elect, receive the full dollar balance of his or her vested Accounts in such Investment Funds in the manner described in the preceding subsection or in shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, equal in number to the maximum number of whole shares of common stock which could be purchased at the closing price of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, on the Nasdaq Stock Market on that date (or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding that date). In addition, the Participant will be paid in cash the value

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of any partial shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, plus the amount of any cash dividends received since that date which is attributable to the number of whole shares of common stock distributed to him or her.

5.060 Minimum Distributions for 2003 and Thereafter.

(a)	General Rules.

(1)	The provisions of this Section 5.060 will apply for purposes of determining required minimum distributions for calendar years beginning on January 1, 2003 and thereafter.

(2)	The requirements of this Section 5.060 will take precedence over any inconsistent provisions of the Plan.

(3)	All distributions required under this Section 5.060 will be determined and made in accordance with § 401(a)(9) of the Code and the Department of the Treasury regulations issued thereunder.

(b)	Time and Manner of Distribution.

(1)	The Participant’s entire interest will be distributed, or will begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or will begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire

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interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b)(2), other than subsection (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (b)(2) and subsection (d), unless subsection (b)(2)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(2)(i).

(3)	Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (c) and (d) of this Section 5.060. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of § 401(a)(9) of the Code and the Department of the Treasury regulations issued thereunder.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)	During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Department of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Department of the Treasury regulations, using the Participant’s and the spouse’s attained ages as of the Participant’s and the spouse’s birthdays in the Distribution Calendar Year.

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(2)	Required minimum distributions will be determined under this subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(i)	If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account

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balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(i)	If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (d)(1).

(ii)	If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (b)(2)(i), this subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions.

(1)	“Designated Beneficiary” means the individual who is designated as the Beneficiary under Article VII of the Plan and is the designated beneficiary under § 401(a)(9) of the Code and § 1.401(a)(9)-1, Q&A-4, of the Department of the Treasury regulations.

(2)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required

51

minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Department of the Treasury regulations.

(4)	“Participant’s Account Balance” means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	“Required Beginning Date” means the date not later than the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½) or the calendar year in which the Participant retires, whichever is later.

5.070    Form of Distributions to Retiring Participants. Any Participant who is eligible for and wishes to receive a distribution under Section 5.050 on account of his or her retirement will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator’s delegate prior to retirement. The form of distributions a Participant may elect will be in the form of (a), (b) or (c), as applicable:

(a)	A lump sum payment in cash or stock, either in whole or in part.

(b)	If the value of the Participant’s Accounts at the time of the distributions is at least Ten Thousand Dollars ($10,000), ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant’s Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment will be made as soon as is practicable after the effective date of the Participant’s election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

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(c)	If a Participant is a former Hourly Savings Plan participant, he or she may receive a distribution in the form of ten (10) or fewer installment payments, without regard to the requirement specified in Section 5.070(b) that the minimum value of his or her Accounts be at least ten thousand dollars ($10,000).

If a Participant who had previously retired and commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company, such installment payments will be suspended until the Participant’s subsequent retirement, at which time he or she would be permitted again to make the election described therein. In the event that no election concerning the form of retirement distribution has been made by a retired Participant by the end of the calendar year in which he or she has attained age seventy and one-half (70½), the distribution will be made in a lump sum.

5.080    Termination of Employment or Severance From Employment.

(a)	Subject to Section 5.090, distributions from this Plan to a Participant for reasons other than the Participant’s retirement or, in the case of a Participant’s death, distributions to a Participant’s Beneficiary on account of a termination of employment or a severance from employment will in all cases be made in a lump sum payment in cash or stock, in whole or in part, in accordance with an election under Section 5.080(b) by the Participant and will be paid as soon as is practicable. If the Participant is reemployed as an Employee, the Participant will not have any further right to receive a distribution of benefits as a result of his or her prior termination of employment or severance from employment.

(b)	With respect to Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, the Participant will, if he or she should so elect, receive the full dollar balance of his or her Accounts in such Investment Funds in a lump sum cash payment or in shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, equal in number to the maximum number of whole shares of common stock which could be purchased at the closing price of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, on the Nasdaq Stock Market, on that date (or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding that date). In addition, the Participant will be paid in cash the value of any partial shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, plus the amount of any cash dividends received since that date which is attributable to the number of whole shares of common stock distributed to him or her.

5.090    Participant’s Consent to Distribution of Benefits. Notwithstanding any other provisions of the Plan to the contrary, if the aggregate value of the vested Accounts of a Participant who is no longer an Employee is in excess of Five Thousand Dollars ($5,000) and the Participant has not attained age seventy and one-half (70½) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan will be made, unless the Plan Administrator or his or her delegate will first have obtained the Participant’s consent thereto.

Notwithstanding any other provisions of the Plan to the contrary, effective as of March 28, 2005, if a Participant separates from service and the aggregate value of the vested Accounts of a Participant who has separated from service is in excess of One Thousand Dollars ($1,000) at the time of the Participant’s separation from Service, determined without regard to the value of the Participant’s Rollover Contributions Account, no distribution of benefits under the Plan will be made, subject to Section 5.100, unless the Plan Administrator or his or her delegate will first have obtained the Participant’s consent thereto. In the event such consent is not so obtained, the Participant’s Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV. Distribution of the Participant’s Accounts pursuant to this Section 5.090 will be made following the date on which the Participant’s consent to such distribution is obtained or, if earlier, the date on which the Participant attains age seventy and one-half (70½) or dies, in the same manner as if the Participant had terminated employment on such date.

If a Participant separates from service and the aggregate value of the Participant’s Accounts is no more than One Thousand Dollars ($1,000) at the time of the Participant’s separation from service, determined without regard to the value of the Participant’s Rollover Contributions Account, then the Participant will receive, subject to Section 5.100, a distribution of the value of his or her vested Accounts in a lump sum payment in cash and the non-vested portion of the Participant’s Accounts will be treated as a forfeiture under Section 5.040(a)(1). If a Participant would have received a distribution under the immediately preceding sentence but for the fact that the Participant’s Accounts exceeded One Thousand Dollars ($1,000) when the Participant separated from service, and if at a later time such Participant’s Accounts are reduced such that they are not greater than One Thousand Dollars ($1,000), then the Participant will receive, subject to Section 5.100, a distribution of the value of his or her vested Accounts in a lump sum payment in cash and the non-vested portion of the Participant’s Accounts will be treated as a forfeiture under Section 5.040(a)(1).

5.100    Transfer of Distribution Directly to Eligible Retirement Plan. If a Participant, a Participant’s spouse entitled to distribution as his or her Beneficiary pursuant to Article VII or a former spouse entitled to distribution pursuant to Section 9.120(b) requests in writing, the Plan Administrator will cause all or a portion of the amounts (including shares of Conexant common stock, Skyworks common stock or

Mindspeed common stock) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request will be made, in the case of a Participant, at the time his or her consent to such distribution will be given to the Plan Administrator pursuant to Section 5.090, or at such later date as the Plan Administrator will permit, or, in the case of the Participant’s spouse or former spouse, at such time as the Plan Administrator will determine. Prior to effecting such a transfer, the Plan Administrator will have the authority to require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

ARTICLE VI: WITHDRAWALS AND LOANS

6.010    Withdrawals from Accounts by Participants under Age 59 1/2.

(a)	A Participant who has not yet attained age fifty-nine and one-half (59½) may elect while still employed by the Company to withdraw certain amounts from his or her Accounts. As soon as practicable after the Company’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, stock from his or her Accounts in the order specified in the administrative manual for the Plan. Withdrawals from a Participant’s Pre-Tax Contribution Account prior to his or her attainment of age fifty-nine and one-half (59½) will only be permitted upon the occurrence of a Hardship and will be administered pursuant to Section 6.030. In addition, withdrawals from the vested portion of the Participant’s Company Matching Contribution Account and/or Company Match With Vesting Contribution Account and the vested portion of the Participant’s Company Profit Sharing Contribution Account and/or Company Profit Sharing With Vesting Contribution Account prior to his or her attainment of age fifty-nine and one-half (59½) will not be permitted.

(b)	Withdrawals pursuant to subsection (a) may be made by a Participant at any time and with no minimum amount required, but will be limited to one withdrawal every six (6) months.

55 6.020 Withdrawals from Accounts by Participants over Age 59 1/2.

(a)	A Participant who has attained age fifty-nine and one-half (59½) while still employed by the Company may elect to withdraw any or all of the amounts in his or her Accounts. A Participant making such an election will receive the amount of cash or, if applicable, stock to be withdrawn from his or her Accounts in the order specified in the administrative manual for the Plan.

(b)	Withdrawals pursuant to subsection (a) may be made by a Participant at any time and with no minimum amount required, but will be limited to one withdrawal every six (6) months.

6.030    Hardship Withdrawals from Pre-Tax Contribution Accounts. Subject to any restrictions the Plan Administrator may establish pursuant to Section 6.050, the following provisions will apply in the event of the occurrence of a Hardship:

(a)	An Employee who has not attained age fifty-nine and one-half (59½) may request approval of the Administrative Committee to withdraw some or all of the balance of his or her Pre-Tax Contribution Account (including his or her Catch-up Pre-Tax Contribution Account), if the Employee demonstrates that the withdrawal is required as a result of a Hardship (including payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such Hardship withdrawal).

(b)	Any determination of the existence of Hardship, the reasonable availability to the Employee of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made by the Administrative Committee on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section 6.030 and Section 1.420, as applied in a uniform and nondiscriminatory manner. In making such determination, the Administrative Committee may, if it is reasonable to do so in light of all relevant and known facts and circumstances, rely on the Employee’s representation that the Hardship cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Employee’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)	by suspension of Participant Contributions to the Plan; or

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(4)	by other distributions (other than Hardship distributions) or loans (which meet the requirements of § 72(p) of the Code) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c)	An individual who receives a Hardship distribution pursuant to this Section 6.030 prior to his or her attainment of age fifty-nine and one-half (59½) will not be permitted to make any Participant Contributions to the Plan during the six (6) months immediately following his or her receipt of the said Hardship distribution. In addition, such Hardship distributions will only be available to Participants hereunder once every six (6) months.

6.040    Allocation of Withdrawals Among Investment Funds, Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund. Withdrawals made pursuant to the three preceding sections will be taken from the Employee’s Accounts in the Investment Funds, Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund in a pro rata fashion, based upon the relative size of such Accounts; provided, however, that a Participant will be permitted, if he or she so desires, to designate the Investment Funds, Conexant Stock Fund A, the Skyworks Stock Fund or the Mindspeed Stock Fund from which such withdrawals will be taken.

6.050    Loans. The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other “party in interest” (as defined in ERISA § 3(14)) may apply for and receive a loan from the Plan, in an amount not exceeding the least of (a), (b), (c) or (d):

(a)	the aggregate of the balances in the Borrower’s Pre-Tax Contribution Account, Post-Tax Contribution Account, Rollover Account and Transfer Contribution Account, and on and after June 4, 2004, the vested balances in the Borrower’s Company Matching Contribution Account, Company Match With Vesting Contribution Account, Company Profit Sharing Contribution Account and Company Profit Sharing With Vesting Contribution Account;

(b)	an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of:

(1)	the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12)-month period immediately preceding the date on which such loan is made; and

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(2)	the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(c)     one-half (½) of the aggregate of the balances of the borrower’s Accounts; or

(d)	such amount, not exceeding the amounts described in subsections (a) through (c) above, as the Plan Administrator will determine.

All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix A, as such Appendix is from time to time constituted, pursuant to the determination of the Plan Administrator.

6.060    Transfers to Certain Affiliated Company Plans. A Participant who though remaining an Employee is no longer an Eligible Employee may elect, if his or her continuing employment is with an Affiliated Company, to have the entire amount credited to his or her Accounts in the Plan transferred to any qualified individual account plan of the said Affiliated Company; provided, however, that such transferred amount will consist of and be limited to:

(a)	cash, in the case of amounts attributable to the Participant’s interest in Investment Funds other than Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund;

(b)	Conexant common stock, Skyworks common stock and Mindspeed common stock in the case of amounts attributable to the Participant’s interest, if any, in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, as the case may be; and

(c)	in the case of a Participant to whom a loan has been made pursuant to Section 6.050, the Participant’s loan.

6.070    Transfer of Distribution or Withdrawal to Eligible Retirement Plan. If a Participant entitled to a distribution under Article V or a withdrawal, other than a withdrawal described in Section 6.030, under this Article VI requests in writing at the time his or her election to receive such distribution or withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator will cause all or a portion of the amounts (including shares of common stock) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer, the Plan Administrator will require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article VI.

ARTICLE VII: DEATH BENEFITS

7.010    Designation of a Beneficiary. Subject to the provisions of Section 1.120:

(a)	If a Participant dies, payment of the benefits provided under this Plan will be made to such person or persons as he or she has designated as his or her Beneficiary to receive such benefits in the event of his or her death.

(b)	A Participant may change his or her designation of Beneficiary at any time by filing with the Plan Administrator (or such other person as is designated by the Plan Administrator) a request for such change. Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator’s delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

(c)	If no designation is effective pursuant to this Article or if the Plan Administrator or Trustee has any doubt as to the right of any Beneficiary to a distribution or if the Beneficiary predeceases the Participant, the amount of such benefits may be paid to the estate of the Participant, in which event the Plan Administrator, such other named fiduciaries and the Trust Fund will not be liable in any manner or to any degree with respect to such payment.

7.020    Payment to a Beneficiary. Upon receipt by the Plan Administrator (or another person designated by the Plan Administrator) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of a Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant’s Accounts to such Beneficiary.

ARTICLE VIII: TRUST AGREEMENT

8.010    Establishment of Trust Fund. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Plan Committee.

8.020    Investment Funds of the Trust. The Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds (which may be mutual funds or collective funds, accounts or other similar investment vehicles), such Investment Funds to be determined by the Plan Committee. The Trust Fund will also maintain Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund.

8.030    Trustee’s Powers and Authority. Subject to the provisions of Section 8.050 concerning certain powers and authority connected with Conexant common stock, Skyworks common stock and Mindspeed common stock which will be held in Conexant Stock Funds A and B, in the Skyworks Stock Fund and in the Mindspeed Stock Fund, respectively, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds, Conexant Stock Fund A, the Skyworks Stock Fund and the Mindspeed Stock Fund held thereunder.

8.040    Statutory Limits. In making all investments pursuant to this Plan, the Trustee will:

(a)	be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)	at all times give consideration to the cash requirements of the Plan; and

(c)	not cause the Plan to engage in any transaction constituting a prohibited transaction under § 406 of ERISA.

8.050 Duty of Trustee as to Common Stock in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund. Except as is otherwise provided in this Section 8.050:

(a)	The duty with respect to the voting, retention, and tendering of Conexant common stock, Skyworks common stock and Mindspeed common stock held in Conexant Stock Funds A and B, in the Skyworks Stock Fund and in the Mindspeed Stock Fund, respectively, will be solely that of the Trustee, to be exercised solely in the Trustee’s discretion.

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(b)	With respect to any matter as to which a vote of the outstanding shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, is solicited:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Conexant common stock, Skyworks common stock and Mindspeed common stock held in or credited to Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, respectively, with respect to such Participant as of the record date fixed for determining the holders entitled to vote on such matter are to be exercised, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last dated timely written direction, if any, of such Participant; and

(2)	the Trustee will exercise voting rights of shares of Conexant common stock, Skyworks common stock and Mindspeed common stock held in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, respectively, as to which no timely written direction has been received pursuant to subsection (1) in the same proportion as the Trustee votes those shares for which it has received timely written directions from Participants pursuant to subsection (1).

(c)	In the event of any tender offer involving Conexant common stock, Skyworks common stock or Mindspeed common stock:

(1)	the Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any shares of Conexant common stock, Skyworks common stock and Mindspeed common stock held in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, respectively, with respect to such Participant and, except as limited by subsection (d) hereof, will tender or deposit such shares pursuant to any such tender offer in accordance with the last dated timely written direction, if any, of such Participant; and

(2)	the Trustee will not tender or deposit shares of Conexant common stock, Skyworks common stock or Mindspeed common stock held in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, respectively, as to which no timely written directions have been received pursuant to subsection (1).

(d)	Shares of Conexant common stock, Skyworks common stock or Mindspeed common stock held in Conexant Stock Funds A and B, the Skyworks Stock Fund

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and the Mindspeed Stock Fund, respectively, will not be tendered or deposited by the Trustee pursuant to any such tender offer until the earlier of:

(1)	immediately preceding the scheduled expiration of the tender offer pursuant to which such shares are to be tendered or deposited;

(2)	immediately preceding the expiration of the period during which such shares of Conexant common stock, Skyworks common stock or Mindspeed common stock, as the case may be, will be taken up and paid for on a pro rata basis pursuant to such tender offer; or

(3)	the expiration of thirty (30) days from the date of the Trustee’s solicitation of Participants’ written directions pursuant to subsection (c)(1).

(e)	With respect to the withdrawal of, or other exercise of any right to withdraw, shares of common stock which have been tendered or deposited in accordance with a timely written direction of a Participant pursuant to subsection (c), a Participant may direct the Trustee to withdraw some or all of the shares tendered or deposited, and the Trustee will withdraw the directed number of shares from the tender offer, prior to the tender offer withdrawal deadline. As used herein, the term “Tender Date” means the date on which the Trustee tenders or deposits any shares of Conexant common stock, Skyworks common stock or Mindspeed common stock representing the interest of such Participant in Conexant Stock Funds A and B, the Skyworks Stock Fund and the Mindspeed Stock Fund, as the case may be.

8.060    Rights in the Trust Fund. Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070    Taxes, Fees and Expenses of the Trustee.

(a)	The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee’s counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund or the Company (unless the Company is specifically so directed by resolution of the Company’s Board of Directors) pay any such Trustee fees or expenses:

(1)	for preparation or prosecution of any action against the Company, the Plan, any member of the Plan Committee or the Plan Administrator; or

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(2)	for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person’s performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

There will be included in the reasonable expenses payable from the Trust Fund any direct internal costs (which may include reimbursement of compensation of Company Employees) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Plan Committee will be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

(b)	Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.

ARTICLE IX: ADMINISTRATION

9.010 General Administration. Authority to control and manage the operation and administration of the Plan will be vested in the Plan Committee except to the extent that:

(a)	the Plan Administrator or the Administrative Committee is allocated any such authority under the Plan;

(b)	the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan; and

(c)	the Plan Committee, the Plan Administrator, the Administrative Committee and the Trustee constitute ERISA named fiduciaries of the Plan.

9.020    Plan Committee. The Board of Directors will, from time to time, determine the size of the Plan Committee and appoint its individual members. The Plan Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(c).

9.030    Plan Committee Records. The Plan Committee will keep such records and data as it will deem appropriate and it will from time to time file with the Board of Directors such reports as the latter may request. It will be a function of the Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Plan Committee will be final and conclusive.

9.040    Funding Policy. The Plan Committee will be responsible for determining a funding policy of the Plan and the Plan Committee will from time to time advise the Trustee of such policy.

9.050    Allocation and Delegation of Duties Under the Plan. The Plan Committee, the Plan Administrator and the Administrative Committee will each have the following powers and authorities:

(a)	to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b)	to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060 Plan Committee Powers. In addition to any powers and authority conferred on the Plan Committee elsewhere in the Plan or by law, the Plan Committee will have the following powers and authority:

(a)	to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the Plan Committee, to the Administrative Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b)	to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c)	to establish rules and regulations from time to time for the conduct of the Plan Committee’s business and for the administration and effectuation of its responsibilities under the Plan.

9.070 Plan Administrator. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator will have the following powers and authority:

(a)	to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant,

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Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or to any matter otherwise within his or her discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

(b)	to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities); and

(c)	to establish rules and regulations from time to time for the administration and effectuation of his or her responsibilities under the Plan.

The Plan Administrator will have such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his or her responsibilities under ERISA or under the Plan.

9.080    Reliance Upon Documents and Opinions. The members of the Plan Committee and the Administrative Committee, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or by consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the Plan Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and they will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the Plan Committee, the Plan Administrator, the Board of Directors and the Company will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Plan Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090    Requirement of Proof. The Plan Committee, the Plan Administrator, the Administrative Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant or Beneficiary, and no such person will acquire any rights or be entitled to receive any benefits under this Plan until such proof will be furnished as so required.

9.100    Limitation on Liability and Indemnification. Except as provided in Part 4 of Title I of ERISA, no person will be subject to any liability with respect to his or her duties under the Plan, unless he or she acts fraudulently or in bad faith. No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA § 405(a) and § 405(c)(2)(A) or (B). No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA. To the extent permitted by law, the Company will indemnify the Board of Directors, the Plan Administrator, each member of the Plan Committee, each member of the Administrative Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct (except for his or her willful misconduct) in the performance of his or her duties under the Plan.

9.110    Mailing and Lapse of Payments. All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.150. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his or her Beneficiary, as the case may be, for a period of seven (7) years, such Participant or Beneficiary will be presumed dead. If payment cannot be made alternatively to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his or her Beneficiary is known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120    Non-Alienation. No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance (including garnishment, attachment, execution or levy of any kind or charge), and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a)	a levy for federal income tax issued against the Participant by the Internal Revenue Service;

(b)	a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under § 414(p) of the Code and which requires that the order’s alternate payee (as defined in § 414(p) of the Code) will be paid in a lump sum as soon as is practicable following the order’s issuance; or

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(c)	an offset of a Participant’s benefit for a criminal conviction relating to the Plan or for a civil judgment for breach of fiduciary duty with respect to the Plan in accordance with an order, judgment or settlement by the Plan against the Participant in accordance with § 401(a)(13)(C) of the Code.

9.130    Notices and Communications. Each Participant will be responsible for furnishing the Plan Administrator with his or her current address and the correct current name and address of his or her Beneficiary. All communications from Participants will be in the manner from time to time prescribed by the Plan Administrator and will be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator. All communications will be deemed to have been given to the Company when received by such entity or Company office. Each communication directed to a Participant or Beneficiary will be in writing and may be delivered in person or by mail, in which latter event it will be deemed to have been delivered and received by him or by her when so deposited in the United States mail with postage prepaid addressed to the Participant or to the Beneficiary at his or her last address of record with the office designated by the Plan Administrator.

9.140    Company Rights. The Company’s rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150    Payments on Behalf of Incompetent Participants or Beneficiaries. In the event that the Plan Administrator or his or her designee will find that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his or her affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Plan Committee, the Administrative Committee, the Company or the Trustee to follow the application of such payment. Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Administrative Committee and the Plan Committee.

ARTICLE X: PARTICIPANT CLAIMS

10.010    Requirement to File Claim. A Participant wishing a distribution or withdrawal from the Plan must present a claim, in such manner and pursuant to such procedure established by the Plan Administrator, with the person or entity designated by the Plan

Administrator. A claimant who fails to comply with the manner and with the procedure designated by the Plan Administrator will be deemed not to have made such claim. The person or entity designated by the Plan Administrator will approve or deny in writing within thirty (30) days any claim which has been so presented.

10.020    Appeal of Denied Claim. A Participant whose claim has been denied as set forth in Section 10.010 of the Plan may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial. The Participant or his or her representative will, for the purpose of preparation of such appeal, have the right to inspect any document (including computerized records) relied upon by the Plan Administrator’s representative in denying the claim. The Plan Administrator or his or her delegate will make a final, full and fair review of any such decision which is appealed. A decision which is not appealed within the time herein provided will be final and conclusive as to any matter which was presented to the person making such decision.

ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010    Amendment. The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in Section 14.040, no amendment will be made the effect of which would be:

(a)	to cause any contributions paid to the Trustee to be used for, or diverted to, purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b)	to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he or she would be entitled under this Plan if his or her employment were terminated immediately before such amendment; or

(c)	to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020    Transfer of Assets and Liabilities. The Plan Committee may, at any time, in its sole discretion without the consent of the Participant or his or her representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his or her representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of

Participants under the Plan. Amendment to the Plan will not be necessary to carry out the provisions of this Section 11.020.

11.030    Merger Restriction. Notwithstanding any other provision in the Plan, the Plan will not in whole or in part merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each affected Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040    Suspension of Contributions. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Plan Committee may, in its sole discretion, permit the Trust Fund to continue to be held by the Trustee, or the Plan Committee may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

11.050    Discontinuance of Contributions. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants. Contributions for each Wireless Employee will cease effective upon completion of the Wireless Transaction. Contributions for each Mindspeed Employee will cease effective upon completion of the Mindspeed Distribution.

11.060    Termination. The Company, by action of its Board of Directors, may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable. In the event of termination or partial termination the Plan Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

ARTICLE XII: STATUTORY LIMITATIONS

12.010    Annual Limits of Participant’s Account Increases. This Article is intended to conform the Plan to the requirements of § 415 of the Code, and the Department of the

Treasury regulations issued thereunder, and will be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount will be credited to any Participant’s Account which is in excess of the limitation imposed by § 415 of the Code, as from time to time amended or replaced. Effective for Limitation Years beginning before January 1, 2002, the amount allocated in each Limitation Year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Thirty-Five Thousand Dollars ($35,000) (or such larger amount as may be established under § 415(d)(1)(B) of the Code to reflect an increase in the cost of living for the Plan Year which ends in the year in which the increase occurs) or twenty-five percent (25%) of the Participant’s Compensation.

Effective for Limitation Years beginning after December 31, 2001, except to the extent permitted by Section 2.050 of the Plan, and § 414(v) of the Code, if applicable, the amount allocated in each Limitation Year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Forty Thousand Dollars ($40,000) (or such larger amount as may be established under § 415(d)(1)(B) of the Code to reflect an increase in the cost of living for the Plan Year which ends in the year in which the increase occurs) or one hundred percent (100%) of the Participant’s Compensation. The percentage limit described above will not apply to any contribution for medical benefits after separation from service (within the meaning of § 401(h) or § 419A(f)(2) of the Code) which is otherwise treated as an annual limit under this Section 12.010 of the Plan.

For purposes of this Article XII, Limitation Year means the Plan Year and Compensation means wages as defined in § 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and including amounts described in § 415(c)(3)(D) of the Code. For purposes of this limitation, the amount allocated will be deemed to be comprised of Company Matching Contributions, Company Match With Vesting Contributions, Company Profit Sharing Contributions, Company Profit Sharing With Vesting Contributions, the Participant’s Pre-Tax Contributions (excluding Catch-Up Pre-Tax Contributions described in Section 2.050 of the Plan), and the Participant’s Post-Tax Contributions.

12.020    Limits as to Combined Plans. In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or by an Affiliated Company and to which § 415 of the Code applies, the limitation set forth herein will be further adjusted in compliance with § 415(e) of the Code. In making such adjustment, the maximum benefit allowable will be paid hereunder before applying the limitations on the defined benefit plan. The provisions of this Section 12.020 will cease to apply for Limitation Years beginning after December 31, 1999.

12.030    Combining Similar Plans. For purposes of this Article, all defined contribution plans which are required to be aggregated under § 414(b) of the Code will be so aggregated and the limitation set forth herein will be applied to the total amounts allocated under all such plans.

ARTICLE XIII: TOP HEAVY PROVISIONS

13.010    Definitions. Solely for purposes of this Article, the following special definitions will apply:

(a)	“Top Heavy Plan” means a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.

For Plan Years ending before January 1, 2002, the present value of accrued benefits and the amounts of Account balances of an Employee or Former Employee as of the Determination Date will be increased by the distributions made with respect to an Employee or Former Employee under the Plan and any plan aggregated with the Plan under § 416(g)(2) of the Code during the five (5)-year period ending on the Determination Date. The preceding sentence will also apply to a terminated plan which, had it not been terminated, would have been aggregated with the Plan under § 416(g)(2)(A)(i) of the Code.

For Plan Years beginning after December 31, 2001, the present value of accrued benefits and the amounts of Account balances of an Employee or Former Employee as of the Determination Date will be increased by the distributions made with respect to an Employee or Former Employee under the Plan and any plan aggregated with the Plan under § 416(g)(2) of the Code during the one (1)-year period ending on the Determination Date. The preceding sentence will also apply to a terminated plan which, had it not been terminated, would have been aggregated with the Plan under § 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision will be applied by substituting “5-year period” for “1-year period” The accrued benefits and accounts of any individual who has not performed services for

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an Affiliated Company during the one (1)-year period ending on the Determination Date will not be taken into account.

Accounts of Participants who were former Hourly Savings Plan participants or former GlobespanVirata Plan participants that were transferred from the Hourly Savings Plan or the GlobespanVirata Plan, respectively, will not be included when calculating whether the Plan is a Top Heavy Plan.

(b)	“Key Employee”:

(1)	For Plan Years ending before January 1, 2002, “Key Employee” means each Employee or former Employee who has, at any time during the five (5) year period ending on the Determination Date, performed services for an Affiliated Company and who is, at any time during the Plan Year ending on the Determination Date, or was, during any one of the four Plan Years preceding the Plan Year ending on the Determination Date, any one or more of the following:

(i)	an officer of the Affiliated Company having annual compensation greater than fifty percent (50%) of the amount in effect under § 415(b)(1)(A) of the Code for any Plan Year;

(ii)	one of the ten (10) persons having annual compensation from all Affiliated Companies greater than the limitation in effect under § 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of § 318 of the Code, as modified by § 416(i)(B)(iii)) of the Code), the largest interests in the Company;

(iii)	any person owning (or considered as owning within the meaning of § 318 of the Code, as modified by § 416(I)(B)(iii) of the Code) more than five percent (5%) of the outstanding stock of the Company (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company) (a “5 Percent Owner”); or

(iv)	any person who has annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000) and would be described in subsection (3) above, if “one percent (1%)” was substituted for “five percent (5%).”

For purposes of determining whether a person is an officer in subsection (i) above, in no event will more than fifty (50) Employees or, if less than fifty (50) Employees, the greater of three (3) Employees or ten percent (10%) of all

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Employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles.

(2)	For Plan Years beginning after December 31, 2001, “Key Employee” means each Employee or former Employee (including any deceased Employee or Former Employee) who has, at any time during the Plan Year that includes the Determination Date, performed services for an Affiliated Company and who is, at any time during the Plan Year ending on the Determination Date, any one or more of the following:

(i)	an officer of the Affiliated Company having annual compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted in accordance with § 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(ii)	any person who has annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000) and would be described in subsection (2)(ii) above, if “one percent (1%)” was substituted for “five percent (5%);” or

(iii)	any person who has annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000) and would be described in subsection (2)(ii) above, if “one percent (1%)” was substituted for “five percent (5%).”

For purposes of determining whether a person is an officer in subsection (i) above, in no event will more than fifty (50) Employees or, if less than fifty (50) Employees, the greater of three (3) Employees or ten percent (10%) of all Employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles. For purposes of determining whether a person has sufficient annual compensation under subsections (i) and (iii) above, annual compensation means compensation within the meaning of § 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with § 416(i)(1) of the Code and the applicable Department of the Treasury regulations and other guidance of general applicability issued thereunder.

(c)	“Determination Date” means the last day of the immediately preceding Plan Year or, in the case of the first plan year of any plan, the last day of such plan year.

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(d)	“Employee” means not only an Employee as defined in Article I, but also includes any beneficiary of such Employee.

(e)	“Aggregation Group” means a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a Participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of § 410 and § 401(a)(4) of the Code. The Aggregation Group also includes those plans other than this Plan which need not be aggregated with this Plan to meet Code requirements, but which are selected by the Company to be part of a selective Aggregation Group which includes this Plan if the Aggregation Group would continue to meet the requirements of § 401(a)(4) and § 410 of the Code with such plans being taken into account.

(f)	“Non-Key Employee” means any employee who is not a Key Employee. Non-Key Employee also means an employee who is a former Key Employee.

(g)	“Compensation” means compensation as described in § 415(c)(3) of the Code, including employer contributions made pursuant to any salary reduction arrangement.

13.020    Application of this Article. For Plan Years beginning before January 1, 2002, in the event that this Plan is or becomes a Top Heavy Plan, the Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a Participant, will provide a minimum allocation to the account of each Participant who is not a Key Employee for each Plan Year to which these rules apply equal to four percent (4%) of such Participant’s Compensation.

Effective for Plan Years beginning on and after December 31, 2001, in the event that this Plan is or becomes a Top Heavy Plan, the Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a Participant, will provide a minimum allocation to the account of each Participant who is not a Key Employee for each Plan Year to which these rules apply equal to three percent (3%) of such Participant’s Compensation. Company Matching Contributions and Company Match With Vesting Contributions will be taken into account for purposes of satisfying the minimum contribution requirements of § 416(c)(2) of the Code and this Article. Company Matching Contributions and Company Match With Vesting Contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the Actual Contribution Percentage Limit and other requirements of § 401(m) of the Code.

ARTICLE XIV: MISCELLANEOUS

14.010    Benefits Payable only from Trust Fund. All benefits payable hereunder will be provided solely from the Trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

14.020    Requirement for Release. Any payment to any Participant or a Participant’s present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

14.030    Transfers of Stock. Transfers of Conexant common stock, Skyworks common stock and Mindspeed common stock from the Trustee pursuant to Article V or VI will be made as soon as practicable, but none of the Company, any Named Fiduciary, or the Trustee will have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor, except as provided in Articles V and VI, will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

14.040    Qualification of the Plan. The Company intends for the Plan to be qualified and approved by the Internal Revenue Service under § 401(a) of the Code and for Company Matching Contributions to be deductible by the Company for federal income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust Fund as a plan and trust meeting the requirements of applicable sections of the Code and of other federal and state laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

14.050    Interpretation. The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

14.060    Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with § 414(u) of the Code.

        IN WITNESS WHEREOF, this plan document is executed effective as of March 28, 2005.

CONEXANT SYSTEMS, INC.

BY:

Date

Appendix A

PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans. The individuals eligible to obtain loans from the Plan (“Borrowers”) are limited to:

(1)	Employees; and

(2)	non-Employees who are “parties in interest” (as defined in § 3(14) of ERISA),

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party’s current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans. Two (2) loans per Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time. Each loan must be for a minimum of One Thousand Dollars ($1,000).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower’s Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.050 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower’s net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all pre-tax contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

Loan Applications. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the “Loan Administrator”). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount all in form approved by the Plan Administrator. The Borrower’s endorsement of the loan check will be considered to be the Borrower’s agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Source of Loan Funds. Each loan will be funded by withdrawing the required amounts from the Plan Account(s) of the Borrower in the order specified in the administrative manual for the Plan. Subject to the provisions of the following paragraph, the loan amount will be funded by the Borrower’s Investment Funds in the applicable Accounts on a pro rata basis, based upon the relative size of the balance of each such Fund in his or her Accounts.

Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by The Wall Street Journal published on the last business day of each calendar quarter.

Term of Loans. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

Repayments. Loan repayments by Employees will be deducted from the Employee’s pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee’s next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.

Prepayments. The full unpaid balance of a loan may be prepaid at any time by a Borrower. Partial prepayments in excess of scheduled payroll deductions will not be accepted.

Missed Payments. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment. If a Borrower who is an Employee terminates employment or is on an unpaid leave of absence, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments, subject to restrictions imposed by the Company on payment methods. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

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Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in § 1.401(k)-1(d)(5)(ii) of the Department of the Treasury regulations), and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower’s Account pursuant to the provisions of § 401(k) of the Code (whether distribution of the Borrower’s entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower’s Account. If no distribution event has occurred which would otherwise permit payment to the Borrower under § 401(k) of the Code, the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under § 401(k) of the Code, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower’s Account.

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